UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Soliciting Material Pursuant to §240.14a-12

BRUNSWICK CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT 2021

NOTICE OF ANNUAL MEETING

BRUNSWICK

CONTENTS

05	PROXY SUMMARY

11	OVERVIEW

14	PROPOSAL 1
Election of Directors named in the attached Proxy Statement

20	CORPORATE GOVERNANCE

27	GOVERNANCE POLICIES & PRACTICES

29	DIRECTOR COMPENSATION

33	EXECUTIVE COMPENSATION

56	PROPOSAL 2
Advisory vote to approve the compensation of our Named Executive Officers

57	EQUITY COMPENSATION PLAN

58	AUDIT-RELATED MATTERS

60	PROPOSAL 3
Ratification of the appointment of independent registered public accounting firm for the Fiscal Year ending December 31, 2021

61	SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

62	APPENDIX

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March 19, 2021

DEAR FELLOW SHAREHOLDERS:

Thank you for your investment in Brunswick. Over the past year, we have all been impacted in many ways by the COVID-19 global pandemic which has had severe consequences for many individuals and businesses. In addition, we continue to navigate through a dynamic social and political environment. On behalf of your Board of Directors and management team, we thank you for your commitment to our Company during this time and we hope that you and your families are safe and healthy.

Despite the many headwinds from this unprecedented time, in 2020 Brunswick delivered outstanding financial and operating performance while prioritizing the health, safety, and security of our employees. Thousands of office employees around the world were transitioned into remote working arrangements and we implemented stringent health and safety measures to safeguard employees working at our plants and distribution centers, while also expanding benefits for employees personally impacted by the pandemic with programs such as a wage continuation fund and waived medical premiums during furlough periods.

The high demand for recreational activities compatible with social-distancing that emerged in the second quarter of the year generated a surge of retail demand for boats and saw a record number of first-time boat buyers enter the market and engage with our brands. Wholesale demand followed rapidly causing us to ramp up our production facilities quickly and safely following a number of weeks when production was halted in March and April. Our operational performance coupled with strong demand allowed us to set several sales records across our businesses.

Despite the operational challenges we continued to move forward with our strategic priorities and invest in our businesses. 2020 highlights included:

•	Our businesses and brands launching multiple new and award-winning products, and earning a record seven Boating Industry Top Product Awards and multiple NMMA Innovation Awards
•	Freedom Boat Club adding more than 40 new locations and close to 10,000 new members
•	Mercury Marine establishing new or enhanced relationships with 70 OEM customers, including BRP, the Jenneau-Beneteau Group in Europe and Crownline Boats
•	Brunswick’s award-winning debut at the Consumer Electronics Show
•	Brunswick’s first virtual boat show and multiple successful virtual trade shows

2020 saw Brunswick deliver an 11th consecutive year of adjusted EPS growth, with GAAP EPS of $4.70 and adjusted EPS of $5.07, up 17 percent over 2019. Our consolidated net sales of $4.3B represented an increase of six percent over prior year and we generated record free cash flow of $629M, while deploying $182 million of capital in our businesses for product development and capacity expansion, executing share repurchases, retiring debt, increasing our dividend by 12.5 percent (the eighth consecutive year of dividend increases), and maintaining our investment grade credit rating.

Throughout the year, we reinforced our commitment to Sustainability and to Diversity, Equity, and Inclusion (DEI). Our recently created DEI Council enables us to continue to prioritize and communicate our efforts to enhance opportunities for all Brunswick employees to succeed and thrive within our Company.

For our ongoing efforts and commitment to DEI, Forbes named Brunswick to its lists of Best Employers for Diversity, Best Employers for Women, and Best Employers for Veterans. In addition, Newsweek included Brunswick on its list of America’s Most Responsible Companies.

In early 2021, Brunswick was listed by Forbes in the top ten of America’s Best Large Employers, amongst and ahead of some of the largest and most well-known companies in America, and Brunswick was ranked number one in the Manufacturing and Engineering category, a testament to our culture and the extraordinary commitment of our employees in these challenging times.

2020 also saw changes to our Board and our senior leadership team. Our longtime director and non-executive Board Chair, Manny Fernandez, retired, and the Board elected Nancy Cooper as the new Board Chair, the first woman to hold this position in Brunswick’s 175-year history. We also enhanced our executive team in 2020 with exceptional new talent, adding Aine Denari to lead the Brunswick Boat Group, Dr. John Reid as Vice President of Enterprise Technologies, and Brett Dibkey to head our Advanced Systems Group.

Your Board remains committed to delivering long-term, sustainable shareholder value as our communities recover throughout 2021. With strong retail demand and record low levels of field inventory, wholesale demand is expected to remain extremely strong throughout the year and we believe our Company is uniquely positioned to capitalize on these market conditions. We thank our more than 14,000 global employees for their continuing dedication to meeting and exceeding the needs of our global customers and we enter 2021 with strong momentum and tremendous excitement about the long-term future of our Company and the marine industry.

We invite you to join us for our annual meeting of shareholders, which will be conducted via live audio webcast on May 5, 2021. You may attend the virtual meeting of shareholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BC2021. We believe the virtual format of the meeting, which we introduced last year in the midst of the COVID-19 pandemic, made it easy for shareholders across the world to attend the meeting and communicate with us. We look forward to your attendance and participation again this year.

Your vote is very important. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone, or by signing and returning a proxy card.

Your Board and Brunswick’s management team remain committed to delivering long-term value to our investors. Thank you for your continued support.

Nancy E. Cooper	David M. Foulkes
Non-Executive Board Chair Brunswick Corporation	Chief Executive Officer Brunswick Corporation

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NOTICE

2021 ANNUAL MEETING OF SHAREHOLDERS

DATE	May 5, 2021
TIME	9 a.m. CDT
LOCATION	Online at www.virtualshareholdermeeting.com/BC2021

VOTING MATTERS 2021 PROPOSALS		Board Recommends:	Learn More on Page:
PROPOSAL 1:	Election of Directors Named in the Attached Proxy Statement	✓ FOR each nominee	14
PROPOSAL 2:	Advisory Vote to Approve the Compensation of our Named Executive Officers	✓ FOR	56
PROPOSAL 3:	Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	✓ FOR	60

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS*:

AM I ELIGIBLE TO VOTE? You can vote if you were a shareholder of record at the close of business on March 10, 2021.

* *If you hold shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by one of the above methods no later than 11:59 p.m. EDT on April 30, 2021.*

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting. This summary does not contain all the information you should consider.

HIGHLIGHTS

COVID-19 RESPONSE Protected employees and their families by developing and sustaining effective COVID-19 protocols while channeling resources to support our global communities	FOCUS ON OPERATIONS AND QUALITY Tightened focus on operations and quality through creation of Business Acceleration and Advanced Systems Group operating divisions

TALENT Developed and hired senior talent to strengthen innovation, technology, and operations	CES AWARD WINNER Named 2020 Best of Consumer Electronics Show (CES) award winner (by EXHIBITOR magazine)

DIGITAL TECHNOLOGY Continued development of digital-first initiatives and innovative consumer-focused technology	GOVERNANCE REFRESHMENT Board leadership and composition changes, including election of first female Board Chair and appointment of new Director

For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 16, 2021.

[1]	Please see Appendix for a reconciliation of non-GAAP measures.

2021 PROXY STATEMENT | 5

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CORPORATE SOCIAL RESPONSIBILITY

Brunswick understands the impact our business has on the world and our opportunity to lead with Environmental, Social, and Governance initiatives.

Four foundational pillars support our enterprise approach to sustainability. Some of our goals and strategies are outlined below, and we invite you to read our full 2020 Sustainability Report at www.brunswick.com/corporate-responsibility/sustainability.

ENERGY • Source 50% of electricity needs from renewable sources by 2030 • Reduce amount and cost of energy used

SOCIAL RESPONSIBILITY SUCCESS STORIES—2020

•

Fort Wayne Operations achieved zero waste-to-landfill status

•

Invested $18 million in expanded employee benefits during COVID-19 pandemic

•

Created Diversity, Equity and Inclusion enterprise-wide initiative

•

Mercury Marine’s global headquarters in Fond du Lac, Wisconsin completed installation of an array of photovoltaic solar panels, making this the second Mercury facility using solar energy

•

Forbes named Brunswick one of America’s Best Employers for Diversity, for Veterans, and for Women

•  Mercury Marine named a winner of the 2020 Energy Efficiency Excellence Award by Wisconsin’s Focus on Energy program

•

Wisconsin Sustainable Business Council awarded Mercury Marine a “Green Masters” designation for the tenth consecutive year under a program that measures energy and water conservation, waste management, community outreach, and education

•

Implemented use of Kerdyn product made of recycled plastic in fiberglass boat manufacturing. The move will absorb 4.7 million bottles per year and save thousands of trees

•

Brunswick named to Newsweek’s Most Responsible Companies 2021, highlighting our commitment to our environmental, social, and governance priorities

ENVIRONMENT

•  Reduce the environmental footprint of our business operations

•  Work toward zero waste-to-landfill status at all appropriate facilities

•  Reduce use of Volatile Organic Compounds

•  Reuse and recycle water used in manufacturing processes

PRODUCTS

•  Minimize the effect of our products on water, land, and air

•  Create new products that maximize fuel efficiency

•  Increase use of recycled materials and minimize packaging

•  Enhance electrification of products

PEOPLE

•  Help people lead happier, healthier, safer and more fulfilling lives

•  Zero fatal or serious employee injuries

•  Promote volunteerism in communities where we live and work

•  Focus on education, marine conservation and water access philanthropies

•  World-class customer safety programs

RECOGNIZED FOR MAKING WAVES

2021 PROXY STATEMENT | 6

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PROPOSAL 1: ELECTION OF DIRECTORS NAMED IN THE ATTACHED PROXY STATEMENT

All Brunswick Directors are elected annually.

NANCY E. COOPER

Executive Vice President and Chief Financial Officer of CA Technologies, Inc. (Retired)

Director Since: 2013

Age: 67

Committees:

Human Resources and Compensation

Nominating and Corporate Governance Executive

Non-Executive Board Chair

Independent Director

LAUREN P. FLAHERTY

Executive Vice President and Chief Marketing Officer of CA Technologies, Inc. (Retired)

Director Since: 2018

Age: 63

Committees:

Human Resources and Compensation
Nominating and Corporate Governance

Independent Director

DAVID C. EVERITT

President, Agricultural and Turf Division of Deere & Company (Retired)

Director Since: 2012

Age: 68

Committees:

Human Resources and Compensation (Chair)

Nominating and Corporate Governance Executive

Independent Director

DAVID M. FOULKES CEO of Brunswick Corporation Director Since: 2019 Age: 59 Committees: Executive

REGINALD FILS-AIMÉ President and Chief Operating Officer of Nintendo of America, Inc. (Retired) Director Since: 2021 Age: 60 Committees: Audit and Finance Independent Director	JOSEPH W. McCLANATHAN President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Age: 68 Committees: Audit and Finance Independent Director

2021 PROXY STATEMENT | 7

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PROPOSAL 1: ELECTION OF DIRECTORS NAMED IN THE ATTACHED PROXY STATEMENT

All Brunswick Directors are elected annually.

DAVID V. SINGER CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Age: 65 Committees: Audit and Finance (Chair) Executive Independent Director

J. STEVEN WHISLER

Chairman & CEO of Phelps Dodge Corporation (Retired)

Director Since: 2007

Age: 66

Committees:

Human Resources and Compensation
Nominating and Corporate Governance (Chair)
Executive

Independent Director

JANE L. WARNER

Executive Vice President of Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc. (Retired)

Director Since: 2015

Age: 74

Committees:

Audit and Finance

Independent Director

ROGER J. WOOD Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Age: 58 Committees: Audit and Finance Independent Director

2021 PROXY STATEMENT | 8

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PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

For more information, visit page 33

Compensation Element	Metric(s)	Role	How It’s Designed and Determined
BASE SALARY	n/a	Provides a fixed element of compensation sufficient to avoid competitive disadvantage and reward day-to-day contributions to the Company.	Reviewed annually, targeting median of market. We consider external competitiveness, individual performance, and internal equity when determining executives’ base salaries.
ANNUAL INCENTIVE PLAN	Earnings Per Share (EPS) Free Cash Flow (FCF) Divisional Earnings Before Interest and Taxes (EBIT) (Applies to Division NEOs)	Primary element used to reward accomplishments against established business and individual goals within a given year.	Target funding based on planned performance for the year, as approved by the Board of Directors, with actual funding tied to annual performance against target goals and limited to no more than 200 percent of target funding.
PERFORMANCE SHARES	Cash Flow Return On Investment (CFROI) Operating Margin Relative Total Shareholder Return (TSR) Absolute TSR	Focus management team on achieving 3-year target performance, creating and sustaining value for shareholders.	Annual Performance Share grants for Named Executive Officers (NEOs) represent 50 percent of targeted equity value. Three-year performance plan with shares earned based on achievement of CFROI and Operating Margin targets, potentially modified by Brunswick’s TSR performance relative to the TSR of an established peer group (as measured over a three-year period).
RESTRICTED STOCK UNITS (RSUs)	Absolute TSR	Reinforce retention and reward sustained TSR.	Annual RSU grants for NEOs represent 50 percent of targeted equity value. RSUs cliff vest at the end of a three-year period.

WHAT WE DO
• Base a high percentage of executive pay on performance through annual and long-term incentives
• Require executives to achieve performance-based goals tied to shareholder return
• Target median compensation levels and benchmark market data of our peer group when making executive compensation decisions
• Apply strict share ownership requirements to officers and Directors
• Require vested shares from our equity compensation programs to be held until share ownership requirements are met
• Disclose metrics, weightings, and outcomes of annual and long-term incentives for executives
• Evaluate and manage risk in our compensation programs
• Use an independent compensation consultant
• Have an established clawback policy
• Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)
• Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO

•  No excise tax gross-ups

•  No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)

•  Expressly forbid option repricing not in accordance with plans already approved by shareholders

•  Expressly forbid exchanges of underwater options for cash in all of our active equity plans

•  No hedging of shares by our Directors or employees

•  No pledging of shares by our Directors or employees

•  No dividends or dividend equivalents on unearned Performance Shares

2021 PROXY STATEMENT | 9

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2020 EXECUTIVE TOTAL TARGETED COMPENSATION MIX

For more information, visit page 36

2020 EXECUTIVE COMPENSATION SUMMARY

For more information, visit page 45

Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
DAVID M. FOULKES, Chief Executive Officer
2020	$1,021,154	–	$5,000,158	$1,596,000	–	$203,551	$7,820,863
RYAN M. GWILLIM, Senior Vice President and Chief Financial Officer
2020	$417,885	–	$570,723	$355,800	–	$63,505	$1,407,913
BRETT A. DIBKEY, Vice President and President — Advanced Systems Group
2020	$407,019	$304,554	$999,997	$162,200	–	$99,776	$1,973,546
CHRISTOPHER D. DREES, Vice President and President — Mercury Marine
2020	$491,346	–	$800,240	$528,400	–	$83,679	$1,903,665
BRENNA D. PREISSER, President — Business Acceleration and Chief People & Strategy Officer
2020	$442,231	–	$800,240	$414,600	–	$107,796	$1,764,867
WILLIAM L. METZGER, Former Senior Vice President and Chief Financial Officer
2020	$323,287	–	$1,000,291	–	$156,791	$866,666	$2,347,035

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

For more information, visit page 60

2021 PROXY STATEMENT | 10

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OVERVIEW

PROXY STATEMENT

The Board of Directors of Brunswick Corporation (the Board) is soliciting proxies from Brunswick’s shareholders on behalf of the Company for our virtual annual meeting to be conducted via live audio webcast at www.virtualshareholdermeeting.com/BC2021, on Wednesday, May 5, 2021, at 9:00 a.m. CDT (the Annual Meeting). As required by Securities and Exchange Commission (SEC) rules, we are making this Proxy Statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition, we are using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 19, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders containing instructions about how to access this Proxy Statement and Brunswick’s Annual Report via the Internet, how to vote online, by telephone, or by mail, and how to receive paper copies of the documents and a proxy card.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including:

•	The election to our Board of Directors of the ten nominees named in this Proxy Statement;
•	An advisory say-on-pay vote to approve the compensation of our Named Executive Officers (NEOs); and
•	Ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

HOW CAN I ATTEND THE ANNUAL MEETING?

Brunswick will host our virtual Annual Meeting on Wednesday, May 5, 2021 beginning promptly at 9:00 a.m. CDT. There will be no physical location for shareholders to attend. A live audio webcast will be available to shareholders and the general public at www.virtualshareholdermeeting.com/BC2021. We encourage you to access the Annual Meeting prior to the start time. Online access will be available beginning at 8:30 a.m. CDT.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

WHO MAY VOTE AT THE ANNUAL MEETING?

Only holders of one or more of the 77,971,976 shares of Brunswick common stock, par value $.75 per share (Common Stock), issued and outstanding as of the close of business on March 10, 2021 (the Record Date) will be entitled to vote at the Annual Meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

WHO CAN PARTICIPATE IN THE ANNUAL MEETING?

Only shareholders who owned Common Stock as of the Record Date, or their duly appointed proxies, are entitled to participate in the Annual Meeting. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate.

HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?

To participate in the Annual Meeting, including to vote your shares electronically and submit questions, you will need the 16-digit control number included on your proxy card or on your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions. During the 30 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website. Management will try to respond to questions from shareholders in the same way as it would if we held an in-person meeting. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. We will generally answer questions as they come in and address those asked in advance as time permits. Shareholders will be limited to one question each, unless time otherwise permits.

WHO WILL COUNT THE VOTES?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc., will count the votes. Representatives of Brunswick’s Law and Finance Departments will act as inspectors of election.

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FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

HOW DO I VOTE?

BY INTERNET proxyvote.com By 11:59 p.m. EDT on May 4, 2021	BY PHONE 1-800-690-6903 By 11:59 p.m. EDT on May 4, 2021

BY MAIL Completing, signing, and returning your proxy or voting instruction card To arrive by May 4, 2021	ANNUAL MEETING virtualshareholdermeeting.com/BC2021 May 5, 2021 beginning at 8:30 a.m. CDT

If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

If you hold any shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by following the instructions on your Notice for voting by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com, or by signing, dating, and mailing in a proxy card. The deadline for voting shares held in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan is 11:59 p.m. EDT on April 30, 2021. The trustee will vote these shares as you direct. The trustee will vote allocated shares of Common Stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, including voting via the Internet or by telephone (only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by participating in and voting at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

HOW WILL MY SHARES BE VOTED IF I SIGN, DATE, AND RETURN A PROXY CARD?

If you sign, date, and return a proxy card and indicate how you would like your shares to be voted, your shares will be voted as you have instructed. If you sign, date, and return a proxy card but do not indicate how you would like your shares to be voted, your proxy will be voted in accordance with the Board’s recommendations. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

WHAT ARE THE BOARD’S RECOMMENDATIONS?
PROPOSAL 1: Election of Directors Named in the Attached Proxy Statement	FOR each nominee
PROPOSAL 2: Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
PROPOSAL 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	FOR

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER TO BE CONSIDERED AT THE ANNUAL MEETING?

ELECTION OF DIRECTORS.

Brunswick has adopted a majority voting standard for the uncontested election of Directors and, therefore, the Director nominees shall be elected to the Board of Directors if they each receive a majority of the votes cast via the Internet or by proxy at the Annual Meeting. Under Brunswick’s majority voting standard for uncontested elections, if the number of votes cast “For” a Director nominee’s election does not exceed the number of votes cast “Against” election, then the Director nominee must tender his or her resignation from the Board promptly after certification of the shareholders’ vote. The Board will decide within 120 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the Director nominee in question, whether to accept the resignation. Because Brunswick has adopted a majority voting standard for the uncontested election of Directors, abstentions will have no effect on the election of Director nominees. If any one or more of the Director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals the Board designates.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting will be required for the approval of the non-binding resolution relating to the compensation of our Named Executive Officers (NEOs). Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting will be required for the ratification of the Audit and Finance Committee’s appointment of Deloitte as Brunswick’s independent registered

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FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

public accounting firm for the fiscal year ending December 31, 2021. Because the ratification of the independent registered public accounting firm requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against ratification.

WHAT CONSTITUTES A QUORUM?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of Common Stock issued and outstanding on the Record Date are represented, via the Internet or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or ballots marked “Abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.

HOW WILL BROKER NON-VOTES BE TREATED?

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner has not provided instructions about how to vote. Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as having voting power on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes.

We expect that brokers will have discretionary authority with respect to the proposal to ratify the appointment of our independent registered public accounting firm but will lack discretionary authority with respect to the election of Directors and the advisory vote to approve the compensation of our Named Executive Officers. Accordingly, broker non-votes may occur as to these two proposals.

WILL MY VOTE BE KEPT CONFIDENTIAL?

Yes. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are kept confidential and are available only to our tabulator and inspectors of election, who are obligated to keep your vote confidential.

WHAT IF OTHER MATTERS COME UP DURING THE ANNUAL MEETING?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

WHO PAYS TO PREPARE, MAIL, AND SOLICIT THE PROXIES?

Brunswick pays all of the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. We reimburse the brokers, banks, voting trustees, and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet, or personal contact by our designated officers and employees (who will not receive additional compensation for their solicitation efforts), we have retained the services of Georgeson Inc. to solicit proxies for a fee of $11,000 plus expenses.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet and have elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, we are sending a Notice to all of our shareholders as of the Record Date. All shareholders may access our proxy materials on the website referred to in the Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Notice. Additionally, by following the instructions in the Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

MULTIPLE INDIVIDUALS RESIDING IN MY HOME ARE BENEFICIAL OWNERS OF SHARES OF COMMON STOCK. WHY DID WE RECEIVE ONLY ONE MAILING?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive separate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847-735-4374, by mail at 26125 N. Riverwoods Blvd., Ste 500, Mettawa, Illinois 60045, or by email at services@brunswick.com. If you currently receive multiple Notices, you can request householding by contacting Shareholder Services as described above. If you own your shares through a broker, bank, or other nominee, you can request householding by contacting the holder of record.

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PROPOSAL 1

ELECTION OF DIRECTORS

What am I voting on? Shareholders are being asked to elect ten individuals named in this Proxy Statement to serve on the Board of Directors.

The current Board of Directors has nominated the following for election as Directors:

NANCY E. COOPER	DAVID C. EVERITT	REGINALD FILS-AIMÉ	LAUREN P. FLAHERTY

DAVID M. FOULKES	JOSEPH W. McCLANATHAN	DAVID V. SINGER	JANE L. WARNER

J. STEVEN WHISLER	ROGER J. WOOD

If elected by our shareholders, each nominee will serve for a one-year term expiring at our 2022 Annual Meeting of Shareholders. Each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier resignation or removal.

Biographical information follows for each Director nominee. Additional information is set forth below regarding the specific experience, qualifications, attributes, or skills of the Directors that led the Board to conclude that such individuals should serve on the Board in light of our business and leadership structure.

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ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING

Executive Vice President and Chief Financial Officer of CA Technologies, Inc. (Retired)

Director Since: 2013

Age: 67

Committees:

Human Resources and Compensation

Nominating and Corporate Governance Executive

Non-Executive Board Chair
Independent Director

NANCY E. COOPER

Ms. Cooper serves as our Non-Executive Board Chair. As the former Executive Vice President and Chief Financial Officer of CA Technologies, Inc., she brings financial acumen and technology experience to our Board. Ms. Cooper’s extensive experience as a Chief Financial Officer and her other financial, technological, and leadership roles for several companies allow her to provide invaluable advice and guidance to management and the Board regarding strategic planning and innovation. Ms. Cooper’s service on the audit committees of two other public companies assists the Board in several areas including corporate governance, finance, internal control, and audit matters.

Experience: Retired; Executive Vice President and Chief Financial Officer of CA Technologies, Inc., a global developer of licensed enterprise software products and services, which was acquired by Broadcom Inc. in November 2018, 2006 to 2011; Chief Financial Officer of IMS Health, Inc., a global information and technology services company, 2001 to 2006; twenty years at IBM Corporation, including Senior Management Group focused on technology strategy and financial management. Director of The Mosaic Company, Guardian Life Insurance Company of America, and Aptiv PLC; previously served as Director of Teradata Corporation.

KEY SKILLS AND EXPERTISE Audit/Finance CEO/CFO Experience Diverse Global Public Company Board Technology/Innovation/Digital

President, Agricultural and Turf Division of Deere & Company (Retired)

Director Since: 2012

Age: 68

Committees:

Human Resources and Compensation (Chair)

Nominating and Corporate Governance Executive

Independent Director

DAVID C. EVERITT

As the former President of Deere & Company’s largest division, Mr. Everitt brings his engineering experience, global expertise, and extensive knowledge of dealer and distribution issues to our Board. Mr. Everitt also provides crucial operations, manufacturing, and marketing experience.

Experience: Retired; President, Agricultural and Turf Division—North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, 2009 to 2012; President, Agricultural Division—North America, Australia, Asia and Global   Tractor and Implement Sourcing, 2006 to 2009; President, Agricultural Division—Europe, Africa, South America and Global Harvesting Equipment Sourcing, 2001 to 2006. Director of Allison Transmission Holdings, Inc. and Harsco Corporation; previously served as Director of Nutrien Ltd. and Agrium Inc.

KEY SKILLS AND EXPERTISE Brand & Marketing Dealers/Distribution Global Operations/Manufacturing Public Company Board

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ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING

President and Chief Operating Officer of Nintendo of America, Inc. (Retired) Director Since: 2021 Age: 60 Committees: Audit and Finance Independent Director

REGINALD FILS-AIMÉ

With over 15 years at Nintendo, including 13 years as the President and Chief Operating Officer, Mr. Fils-Aimé has significant experience with company transformation, consumer products, brands, marketing, technology, and innovation. Mr. Fils-Aimé’s background will allow him to provide significant guidance to the Board regarding strategic planning, digital technology, human resources, and financial matters.

Experience: Managing Partner of Brentwood Growth Partners LLC, a leadership consultancy, 2019 to present; retired President and Chief Operating Officer of Nintendo Co. Ltd. and Nintendo of America Inc., a gaming and entertainment company, 2006-2019; Executive Officer for Nintendo Co., Ltd., 2016-2019; Director of Game Stop Corporation and Spin Master Corporation.

KEY SKILLS AND EXPERTISE Audit/Finance Brand & Marketing Diverse Global Public Company Board Technology/Innovation/Digital

Executive Vice President and Chief Marketing Officer of CA Technologies, Inc. (Retired)

Director Since: 2018

Age: 63

Committees:

Human Resources and Compensation

Nominating and Corporate Governance

Independent Director

LAUREN P. FLAHERTY

As an experienced leader who has served a diverse profile of companies, from globally recognized technology leaders to high-growth, Silicon Valley innovators, Ms. Flaherty brings extensive marketing experience and strategic planning skills to our Board. Ms. Flaherty’s experience assists the Board in several areas including marketing, technology, and global operations.

Experience: Senior Advisor to McKinsey & Company, a global management consulting firm, 2021 to present; Executive Vice President and Chief Marketing Officer at CA Technologies, Inc., a global developer of licensed enterprise software products and services, which was acquired by Broadcom Inc. in November 2018, 2013 to 2018; Chief Marketing Officer and Executive Vice President at Juniper Networks, Inc., 2009 to 2013; Chief Marketing Officer of Nortel Networks Corporation, 2006 to 2009; various positions of increasing responsibility at IBM, 1980 to 2006. Ms. Flaherty served on the Board of Xactly Corp., a market leader in SaaS-based sales performance software, from March 2016 to August 2017, when it was listed on the NYSE.

KEY SKILLS AND EXPERTISE Brand & Marketing Diverse Global Public Company Board Technology/Innovation/Digital

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ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING

CEO of Brunswick Corporation Director Since: 2019 Age: 59 Committees: Executive

DAVID M. FOULKES

As the former Chief Technology Officer, President, Brunswick Marine Consumer Solutions, and head of Product Development at Brunswick’s largest division, Mercury Marine, Mr. Foulkes is well positioned as CEO to provide expertise and guidance in leading-edge design, technology, and innovation. Mr. Foulkes’ roles also have given him extensive knowledge of our businesses and industries. This experience allows him to communicate effectively with the Board about our operations, product development, and overall business strategy. Based on his various roles within Brunswick and his prior experience, Mr. Foulkes brings comprehensive management and manufacturing experience to our Board and a unique understanding of the operations, financial, and marketing challenges facing companies in the marine market.

Experience: CEO of Brunswick Corporation, January 2019 to present; Chief Technology Officer and President, Brunswick Marine Consumer Solutions, 2018–2019; VP and Chief Technology Officer of Brunswick Corporation, 2014–2018; VP of Product Development and Engineering, Mercury Marine, 2010–2018; VP of Mercury Racing, 2012–2018; Mercury Marine VP for Research and Development, 2007–2010. Previous senior roles with Ford Motor Company, Shell Exploration, and the United Kingdom Ministry of Defense.

KEY SKILLS AND EXPERTISE CEO/CFO Experience Dealers/Distribution Global Marine Industry Operations/Manufacturing Technology/Innovation/Digital

President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Age: 68 Committees: Audit and Finance Independent Director

JOSEPH W. MCCLANATHAN

As the former President and Chief Executive Officer of a large division of a global leader in power solutions, Mr. McClanathan brings extensive expertise in manufacturing, sales and marketing, and international business operations to our Board. Mr. McClanathan also provides unique insight into consumer solutions, and assists management and the Board with his significant experience with financial issues, human resources, executive compensation, and strategic planning.

Experience: Retired; President and Chief Executive Officer, Household Products Division of Energizer Holdings, Inc., a leading manufacturer of primary batteries, portable flashlights, and lanterns, 2004 to 2012; President—North America, Energizer Holdings, 1999 to 2004. Previously served in various leadership roles at Ralston Purina Company, prior to the Energizer spinoff, including Vice President—Chief Technology Officer of Eveready Battery Company; Vice President—General   Manager of Energizer Power Systems, and Director—Trade Marketing of Eveready Battery Company. Director of Leggett and Platt, Incorporated.

KEY SKILLS AND EXPERTISE Audit/Finance Brand & Marketing Dealers/Distribution Global Governance and Compliance Operations/Manufacturing Public Company Board

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ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING

CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Age: 65 Committees: Audit and Finance (Chair) Executive Independent Director

DAVID V. SINGER

As the former Chief Executive Officer of a maker and global marketer of snack foods and through his director and public company audit committee roles, Mr. Singer brings extensive management and financial experience to our Board, as well as experience in brand and marketing, supply chain, manufacturing, logistics, and distribution matters. Mr. Singer’s experience in corporate finance, governance, and acquisitions is beneficial to the Board in several areas including oversight of external auditors and internal controls.

Experience: Retired; Chief Executive Officer of Snyder’s-Lance, Inc., a leading snack food company, 2010 to 2013; President and Chief Executive Officer of Lance, Inc., 2005 to 2010; Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Company Consolidated, 2001 to 2005. Director of Performance Food Group Company and SPX Flow, Inc.; previously served as Director of Flowers Foods, Inc., Lance, Inc., Snyder’s-Lance, Inc., and Hanesbrands, Inc.

KEY SKILLS AND EXPERTISE Audit/Finance Brand and Marketing CEO/CFO Experience Dealers/Distribution Operations/Manufacturing Public Company Board

Executive Vice President of Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc. (Retired) Director Since: 2015 Age: 74 Committees: Audit and Finance Independent Director

JANE L. WARNER

With almost 40 years of experience in global manufacturing and information systems businesses, Ms. Warner has particular appreciation for the challenges facing our operations, distribution network, and customers. Her leadership roles in diverse companies, along with the financial understanding she has gained through her business unit leadership, assists our Board in working through the issues that confront our global businesses.

Experience: Retired; Executive Vice President—Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc., a diversified manufacturer of highly engineered components and industrial systems and consumables, 2007 to 2013; Group President of Global Finishing Systems of Illinois Tool Works Inc., 2005 to 2007; President of Plexus Systems, L.L.C. (now known as Plex), an online manufacturing software company, 2004 to 2005; Vice President of Electronic Data Systems, 2000 to 2004; Executive Vice President and President of Kautex North America and Randall divisions for Textron Automotive Company, Inc., 1994 to 1999. Formerly, Ms. Warner held executive positions in manufacturing, engineering, and human resources over a 20-year span at General Motors Corporation. Director of Tenneco Inc.; previously served as Director of Regal Beloit Corporation and MeadWestvaco Corporation.

KEY SKILLS AND EXPERTISE Dealers/Distribution Diverse Global Operations/Manufacturing Public Company Board Technology/Innovation/Digital

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ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING

Chairman & CEO of Phelps Dodge Corporation (Retired) Director Since: 2007 Age: 66 Committees: Executive Human Resources and Compensation Nominating and Corporate Governance (Chair) Independent Director

J. STEVEN WHISLER

As the former Chairman and Chief Executive Officer of a mining and manufacturing company with operations on several continents, Mr. Whisler has extensive experience with international business operations and regulatory compliance matters. Additionally, Mr. Whisler’s background enables him to provide strategic advice and guidance to our Company’s management and Board regarding financial, human resources, and risk oversight matters.

Experience: Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer. Director of CSX Corporation and International Paper Company (Presiding Director 2009 to 2017); previously served as Director of Burlington Northern Santa Fe Corporation and U.S. Airways Group, Inc.

KEY SKILLS AND EXPERTISE Audit/Finance CEO/CFO Experience Dealers/Distribution Global Governance and Compliance Operations/Manufacturing Public Company Board Technology/Innovation/Digital

Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Age: 58 Committees: Audit and Finance Independent Director

ROGER J. WOOD

As the former Co-CEO of one of the world’s largest designers, manufacturers, and marketers of ride performance and clean air products and systems, in addition to his previous experience, Mr. Wood brings substantial expertise regarding manufacturing, technology, and customer solutions to our Board. Mr. Wood’s experience as a CEO of multiple public manufacturing companies provides unique insight and significant knowledge to the Board in the areas of manufacturing operations, business management, global operations, and strategic planning.

Experience: Retired; Co-Chief Executive Officer, Tenneco, Inc., an automotive components original equipment manufacturer; July 2018 to January 2020; Chairman and Chief Executive Officer, Fallbrook Technologies Inc., a privately held technology developer and manufacturer, February to July 2018; President and Chief Executive Officer of Dana Incorporated, a world leader in the supply of axles, driveshafts, off-highway transmissions, sealing and thermal-management products, and genuine service parts, 2011 to 2015; Group President, Engine of BorgWarner, Inc., a worldwide automotive industry components and parts supplier, 2010 to 2011; Executive Vice President of BorgWarner Inc., 2009 to 2011; President of BorgWarner Turbo Systems Inc. and BorgWarner Emissions Systems Inc., 2005 to 2009. Director of Fallbrook Technologies Inc.; previously served as Director of Tenneco Inc. and Dana Incorporated and as Lead Director of Fallbrook Technologies Inc.

KEY SKILLS AND EXPERTISE Audit/Finance CEO/CFO Experience Global Operations/Manufacturing Public Company Board Technology/Innovation/Digital

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CORPORATE GOVERNANCE

The Board of Directors has adopted written Principles and Practices (the Principles) which are available on our website, www.brunswick.com/investors/corporate-governance/governance-documents, or in print upon any Brunswick shareholder’s request. The Principles set the framework for our governance structure. The Board believes that good corporate governance is a source of our competitive advantage. Good governance allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

As set forth in the Principles, the Board’s responsibilities include overseeing and directing management in building long-term value for shareholders. The Chief Executive Officer (CEO) and the senior management team are responsible for managing day-to-day business operations and for presenting regular updates to the Board about our business. The Board offers the CEO and management constructive advice and counsel and may, in its sole discretion and at the Company’s expense, obtain advice and counsel from independent legal, financial, accounting, compensation, and other advisors.

The Board of Directors met seven times during 2020. Our Directors collectively attended more than 95 percent of the 2020 Board and committee meetings. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders. All Directors then in office attended the 2020 Annual Meeting of Shareholders.

The independent Directors regularly meet in executive session without members of management present. Our Non-Executive Board Chair, Nancy Cooper, presides and acts as the Board’s leader. Additionally, the Board Chair serves as a liaison between management and the Board and is responsible for consulting with the CEO regarding Board and committee meeting agendas and Board governance matters.

BOARD COMPOSITION

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BOARD QUALIFICATIONS

Among other things, the Board expects each Director to understand our business and the markets in which we operate, monitor economic and business trends, and use his or her perspective, background, experience, and knowledge to provide management with insights and guidance. To that end, the Board is comprised of business savvy Directors with strategic mindsets and meaningful operational skills. The Board continually monitors its members’ skills and experience and considers its members’ expertise for succession planning and committee assignments.

As part of this evaluation process, the Board and its committees conduct annual self-evaluations and the Board Chair may also engage individual Board members regarding Board or committee performance. Approximately every three years, the Board engages an independent third party to interview Directors and facilitate the Board, committee, and Director review process. This third party reports on findings and provides feedback on Board performance relative to our peers.

DIVERSITY OF EXPERIENCE

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BOARD SELECTION AND REFRESHMENT

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CANDIDATE SELECTION PROCESS

DIRECTOR CANDIDATE CONSIDERATIONS

•	INTEGRITY
•	EXPERIENCE
•	ACHIEVEMENTS
•	JUDGMENT
•	INTELLIGENCE
•	PERSONAL CHARACTER
•	DIVERSITY
•	ABILITY TO MAKE INDEPENDENT ANALYTICAL INQUIRIES
•	WILLINGNESS TO DEVOTE TIME TO BOARD DUTIES
•	LIKELIHOOD OF BOARD TENURE

The Board and the Nominating and Corporate Governance Committee (Governance Committee) believe that a diverse Board of Directors is important. Therefore, additional consideration is given to achieving an overall diversity of perspectives, backgrounds, and experiences in Board membership. The Governance Committee may retain a third- party search firm to assist it with identifying or recruiting qualified candidates when vacancies arise. The Governance Committee retained a third-party search firm to conduct a director search in 2020. That search firm recommended Mr. Fils-Aimé as a candidate, and Mr. Fils-Aimé joined the Board in January 2021.

The Principles require a non-employee Director to retire from the Board at the first annual meeting of shareholders following his or her 75th birthday, and for an employee Director to resign when he or she ceases employment with Brunswick. In 2020, Manuel A. Fernandez retired in advance of his 75th birthday. Mr. Fernandez had served as Non-Executive Chairman of the Board and, previously, as Lead Independent Director and we thank him for his many years of service.

The Governance Committee will consider qualified Director candidates who shareholders suggest by written submissions to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office

email: corporate.secretary@brunswick.com

Any recommendation a shareholder submits must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate, and a brief explanation of why the shareholder believes the candidate is suitable for election. The Governance Committee will apply the same standards in considering Director candidates recommended by shareholders as it applies to other candidates.

In addition to recommending Director candidates to the Governance Committee, shareholders may also, pursuant to procedures established in our Amended By-Laws, directly nominate one or more Director candidates to stand for election through our advance notice or proxy access procedures. In order for a shareholder nominee to be included in our Proxy Statement for an annual meeting, the nomination notice must be provided between 120 and 150 days before the anniversary date that we first mailed our Proxy Statement for the annual meeting of the previous year, and must comply with all applicable requirements in the Amended By-Laws. To nominate Director candidates to stand for election at an annual meeting of shareholders without including them in our proxy materials, a shareholder must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary no later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In any case, a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by our Amended By-Laws.

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BOARD LEADERSHIP

The Board remains committed to increasing shareholder value, in part through our continued commitment to diversity. In 2020, following Mr. Fernandez’s retirement, the Board elected Nancy Cooper as Non-Executive Board Chair. Ms. Cooper, who has served as Chair of the Audit Committee and member of the Finance Committee during her seven-year tenure on our Board, is Brunswick’s first female Board Chair in our 175-year history. Our Board believes the current leadership structure is effective, leveraging Ms. Cooper’s leadership experience and extensive financial experience and Mr. Foulkes’ significant experience with the Company and its operations.

Although the CEO is the Director most familiar with our business, industry, and day-to-day operations, the Board Chair and the independent Directors have invaluable experience and expertise from outside the Company, giving them different perspectives regarding our strategic goals and objectives. As a Director, Mr. Foulkes is well-positioned to bring Company- specific experience to help the Board focus on those issues of greatest importance to the Company and its shareholders.

DIRECTOR INDEPENDENCE

As noted in the Principles, the Board believes that independent Directors should constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles provide that a Director shall be considered to be independent if he or she satisfies the general Director independence standards established by the NYSE. The NYSE standards provide that a Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with Brunswick (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Brunswick).

Applying the NYSE standards, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the non-management Directors has a material relationship with Brunswick and that all non-management Directors, comprised of Ms. Cooper, Mr. Everitt, Mr. Fils-Aimé, Ms. Flaherty, Mr. McClanathan, Mr. Singer, Ms. Warner, Mr. Whisler, and Mr. Wood are independent. In addition, Mr. Fernandez, who served on the Board during 2020, was also determined to be independent. Mr. Foulkes is not independent due to his position as CEO of Brunswick.

RECENT FOCUS AREAS

Our Board is active and engaged, not only providing outstanding oversight and governance, but also refining procedures consistent with current best practices.

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SHAREHOLDER ENGAGEMENT

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, correspondence, conferences, in person investor meetings (when conferences and face-to-face meetings are safe), and other events. This ensures that management and the Board understand, consider, and address the issues that matter most to our shareholders. Since 2012, Brunswick has held an Investor Day at least every two years, most recently in February 2020.

These Investor Days allow investors access to our top managers to discuss and explain our businesses, update the audience on our progress against our current long-term plan, and outline our future plans, strategies, and commitments.

SHAREHOLDER COMMUNICATION

The Principles provide that our shareholders or other interested parties may, at any time, communicate in writing with the Board, the Board Chair, or the other Independent Directors as a group, by writing to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office
email: corporate.secretary@brunswick.com

The General Counsel will review and distribute to the Board, the Board Chair, or the other independent Directors as a group, as appropriate, copies of written communications received by any of these means, depending on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the Board, the Board Chair, or the non-management Directors.

BOARD COMMITTEES

The Board of Directors has four committees, having consolidated the Audit and Finance Committees in November 2020. The current committees are: Audit and Finance, Nominating and Corporate Governance, Human Resources and Compensation, and Executive. Each committee is comprised solely of independent Directors, as that standard is determined by the Principles and the NYSE Listed Company Manual, with the exception of the Executive Committee, where Mr. Foulkes serves as a member. Each of the committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting, or other experts and advisors.

The following table shows the current membership of these committees:

	AUDIT & FINANCE	NOMINATING & CORPORATE GOVERNANCE	HUMAN RESOURCES & COMPENSATION	EXECUTIVE
N. COOPER
D. EVERITT
R. FILS-AIMÉ
L. FLAHERTY
D. FOULKES
J. MCCLANATHAN
D. SINGER
J. WARNER
S. WHISLER
R. WOOD

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BOARD COMMITTEES

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available at www.brunswick.com/investors/corporate-governance/board-committees, or in print upon request by any Brunswick shareholder.

In 2020, the Board decided to combine the separate Audit and Finance Committees into one Audit and Finance Committee.

The Audit and Finance Committee assists the Board in overseeing:

•	Brunswick’s accounting, auditing, and reporting practices;
•	Its independent registered public accounting firm;
•	Its system of internal controls;
•	The quality and integrity of its financial information and disclosures;
•	Its information technology, including cybersecurity programs;
•	Brunswick’s capital allocation and financial structure, including debt, financial policies, capital expenditures, and capital expenditure budgets; and
•	Review of proposals for corporate financing, short and long-term borrowings, dividend declaration and distribution, material investments and divestitures, share repurchases, insurance coverage, and related matters, hedging practices, and associated derivatives.

The Committee also reviews certain regulatory and compliance matters, policies regarding risk assessment and risk management, corporate tax strategy, cybersecurity, and our Information Security programs. The Audit and Finance Committee receives and investigates any reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees, or agents. The Committee maintains free and open communication, and meets separately at each regularly scheduled Board meeting with our independent registered public accounting firm, internal auditors, and management.

The Board has determined that Messrs. Fils-Aimé, McClanathan, Singer, and Wood are “audit committee financial experts” under SEC rules.

The Nominating and Corporate Governance Committee (the Governance Committee) assists the Board as follows:

•	Oversees policies and programs designed to ensure Brunswick’s adherence to high corporate governance and ethical standards and compliance with applicable legal and regulatory requirements;
•	Provides oversight for the sustainability program and environmental, social, and governance (ESG) reporting;
•	Together with the Compensation Committee, oversees the annual review of the CEO’s performance;
•	Identifies, screens, interviews, and recommends to the Board potential director nominees and officer appointments;
•	Oversees other matters related to Board composition, performance, standards, size, and membership, including ensuring appropriate diversity of perspective, background, and experience in Board membership; and
•	Makes recommendations regarding director compensation design to the Board of Directors for review and action.

Our Human Resources Department and outside consultants provide the Governance Committee with director compensation data as publicly reported, including data relating to peer group and other similarly-sized companies, as well as data from published surveys.

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BOARD COMMITTEES

The Human Resources and Compensation Committee (the Compensation Committee) assists the Board as follows:

•	Annually reviews and approves goals and objectives for Brunswick’s senior executives; together with the CEO evaluates the performance of senior executives; and oversees management development and succession planning;
•	Annually reviews and makes recommendations to the Board of Directors about the compensation (including salary, annual incentive, equity-based compensation, and other cash compensation) of the CEO and, together with the Governance Committee, oversees the annual review of the CEO’s performance;
•	Approves salary, annual incentive, equity-based compensation, and other incentive compensation to be paid to other senior executives, and authorizes the CEO to approve awards to employees other than senior executives based on criteria established by the Compensation Committee; and
•	Develops and reviews from time to time a compensation philosophy for the Company that is consistent with its long-term strategic goals and does not encourage unnecessary risk-taking.

The Compensation Committee continues to engage Frederic W. Cook & Co., Inc. (FW Cook) to provide advice on various aspects of Brunswick’s executive compensation programs. The Committee meets with FW Cook in executive session on a regular basis and FW Cook reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

In addition to its standing committees, the Board of Directors has an Executive Committee, comprised of the Chief Executive Officer, the Board Chair, and the Chairs of the Audit and Finance, Compensation, and Governance Committees. The Executive Committee meets from time to time at the request of the Board Chair.

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GOVERNANCE POLICIES & PRACTICES

BRUNSWICK ETHICS PROGRAM

Brunswick has adopted the Brunswick Code of Conduct (the Code), which applies to all employees, officers, directors, vendors, suppliers, and agents, and includes standards and procedures for reporting and addressing potential conflicts of interest, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. The Board has adopted an additional Code of Ethics for Senior Financial Officers and Managers (the Financial Officer Code of Ethics). The Financial Officer Code of Ethics applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, Vice President—Treasurer, Vice President—Investor Relations, Vice President—Tax, Vice President—Internal Audit, Vice President and Controller, and other designated Brunswick employees, and sets forth standards to which these officers and employees are to adhere in areas such as conflicts of interest, disclosure of information, and compliance with laws, rules, and regulations. The Financial Officer Code of Ethics supplements the Code. The Governance Committee, Audit and Finance Committee, and our Ethics Office oversee and administer these policies. The Code and the Financial Officer Code of Ethics are available at www.brunswick.com or www.BCethics.com, and any Brunswick shareholder may obtain them in print upon request. If Brunswick grants a waiver of the policies set forth in the Code or the Financial Officer Code of Ethics, or materially amends either, we will, to the extent required by applicable law, regulation, or NYSE listing standard, disclose that waiver or amendment by making an appropriate statement on our website at www.brunswick.com.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its charter, the Governance Committee is tasked with the recommendation and review of corporate governance principles, policies, and programs designed to ensure our compliance with high ethical standards and with applicable legal and regulatory requirements, including those relating to conflicts of interest and other business practices that reflect upon our role as a responsible corporate citizen. The Governance Committee oversees the implementation of the Code, which contains our conflicts of interest policy. The Governance Committee reports on these compliance matters to the Board of Directors, which is ultimately responsible for overseeing the Company’s ethical and legal compliance, including transactions with “related persons.”

Our policy regarding related person transactions (the Related Person Transactions Policy) defines “related persons” to include all Directors and Executive Officers of the Company, all beneficial owners of more than 5 percent of any class of voting securities of the Company, and the immediate family members of any such persons. On a regular basis, we request Directors and Executive Officers to complete a questionnaire including questions designed to identify related persons and any potential related person transactions. Our General Counsel and Controller, or their delegates, review and update a listing of those individuals identified as related persons and provide a copy of this listing to our external auditors on at least an annual basis and more often as warranted. According to the Related Person Transactions Policy, a related person transaction includes certain transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including any financial transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships. Certain transactions are excluded from the Related Person Transactions Policy.

If a related person transaction required to be disclosed pursuant to SEC rules is identified, the Related Person Transactions Policy requires that the General Counsel and Controller review the transaction and advise the Chair of the Governance Committee as well as the Chair of the Audit and Finance Committee, if appropriate. The Governance Committee may approve or ratify such transaction or, if it determines that the transaction should be considered by the Board of Directors, submit it for consideration by all disinterested members of the Board (the

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Reviewing Directors). In determining whether to approve or ratify a related person transaction, the Governance Committee and/or the Reviewing Directors will consider relevant factors, including:

•	The size of the transaction and the amount payable to a related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest; and
•	Whether the transaction involves the provision of goods or services to the Company that are also available from unaffiliated third parties and, if so, whether the terms of the transaction are at least as favorable to the Company as would be available in comparable transactions with unaffiliated third parties.

Since January 1, 2020, no transaction has been identified as a related person transaction and, therefore, no transaction was referred to the Board or any Board committee for review in that time period.

RISK MANAGEMENT

The Board of Directors takes an active role in overseeing effective management of our risks and regularly reviews information regarding our credit, liquidity, cash flow, and business operations risks, such as cybersecurity, regulatory risks, and climate change. The Board conducts an annual, in-depth review of our business, including strategic, operational, financial, legal, competitive, compliance, and compensation risk areas. Each Board committee addresses relevant risk topics as part of its responsibilities as well, and periodically provides the full Board with updates.

To assess whether risks arising from our compensation programs or policies are reasonably likely to have a material adverse effect on the Company, senior management reviews our compensation programs and practices for all employees, the potential risk exposure presented by those programs and practices, and the factors, tools, and processes that mitigate those risks. In 2020, management determined, and the Compensation Committee agreed, that none of our compensation programs or policies creates risks that are reasonably likely to have a material adverse effect on the Company.

Management and the Compensation Committee identified the following risk mitigation tools:

(1) plans are capped at maximum payout levels that, while creating incentives for superior performance, are not so great as to entice undue risk-taking; (2) performance metrics to achieve above-target payouts under the plans are not unduly leveraged (that is, small increments of above-target performance do not result in disproportionate increases in calculated plan bonus amounts); and (3) annual incentive plans contain negative discretion provisions that can be (and have been) exercised to reduce or eliminate calculated payout results, placing final control of plan payouts with our Board of Directors. Other compensation risk mitigants in place include robust stock ownership requirements for Executives, an established clawback policy, and no hedging or pledging of shares by employees.

In addition to senior management, members of our Human Resources Department conduct an annual assessment of all executive and non-executive incentive plans to ensure that they are aligned with our strategic business objectives. In 2020, our Human Resources representatives conducted a full review of the potential risks associated with our incentive plans, including:

•	Identifying and assessing metrics governing each incentive-based compensation program to ensure that they are consistent with our short-term and long-term goals;
•	Reviewing the potential range of payouts to confirm reasonableness;
•	Ensuring that the plans establish maximum payout amounts, or caps, for the calculation of payments, as appropriate; and
•	Verifying that our management team and/or the Board of Directors retain the right to modify, suspend, and/or terminate the plans and corresponding payouts without prior notice.

Our Human Resources representatives did not identify any provisions that might cause employees to act in a manner that would create risks that are reasonably likely to have a material adverse effect on the Company.

In addition, the Compensation Committee engages in a comprehensive annual review of the Brunswick Performance Plan (BPP), our primary annual incentive plan, and its performance measures. In 2020, the Compensation Committee determined that BPP plan design would effectively encourage employees to engage in appropriate and responsible behavior without unnecessary risk-taking that could have a negative impact on the Company.

The majority of our non-executive incentive plans adopt the BPP’s performance metrics, ensuring that the plans encourage and reward appropriate behavior throughout the organization. For those few incentive plans at the division level that do not mirror the BPP, Brunswick management performs a similar analysis of the plans on an annual basis.

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DIRECTOR

COMPENSATION

2020 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation that non-employee Directors earned for the fiscal year ended December 31, 2020.

Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
NANCY E. COOPER	$95,000	$178,958	$11,794	$285,752
DAVID C. EVERITT	$95,000	$150,063	–	$245,063
MANUEL A. FERNANDEZ(5)	$79,167	$259,583	$30,000	$368,750
LAUREN P. FLAHERTY	$95,000	$142,530	$30,000	$267,530
JOSEPH W. MCCLANATHAN	$95,000	$164,165	$30,000	$289,165
DAVID V. SINGER	$95,000	$171,104	$30,000	$296,104
JANE L. WARNER	$95,000	$145,019	$12,458	$252,477
J. STEVEN WHISLER	$95,000	$168,679	$30,000	$293,679
ROGER J. WOOD	$95,000	$164,165	$30,000	$289,165

(1)	David M. Foulkes is not included in this table as he was an employee of the Company in 2020 and received no additional compensation for his service as a Director. The compensation Mr. Foulkes received as a Company employee in 2020 is shown in the 2020 Summary Compensation Table on page 45.
(2)	Amounts in this column reflect the 2020 annual cash fees earned by each non-employee Director. Mr. Fernandez, Mr. McClanathan, Mr. Singer, Mr. Whisler, and Mr. Wood elected to receive the 2020 annual cash fees in the form of deferred Common Stock, with a 20 percent premium.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2020 fiscal year in accordance with FASB ASC Topic 718. Amounts in this column represent the portion of fees required to be paid to Directors in the form of Common Stock, as well as the 20 percent premium that is received by those Directors who elected to receive the cash portion of their fees in the form of deferred Common Stock. For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(4)	The amounts shown in this column include our cost of products provided pursuant to the Brunswick Product Program during our fiscal year ended December 31, 2020.
(5)	Mr. Fernandez retired from the Board effective October 31, 2020.

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DIRECTOR COMPENSATION

The grant date fair values of awards in this column is as follows:

	Grant Date Fair Values of	Grant Date Fair Values of Shares
	Shares of	Attributable to 20% Premium
	Common Stock	Applied to Deferral of Fees
NANCY E. COOPER	$178,958	–
DAVID C. EVERITT	$150,063	–
MANUEL A. FERNANDEZ	$243,750	$15,833
LAUREN P. FLAHERTY	$142,530	–
JOSEPH W. MCCLANATHAN	$145,165	$19,000
DAVID V. SINGER	$152,104	$19,000
JANE L. WARNER	$145,019	–
J. STEVEN WHISLER	$149,679	$19,000
ROGER J. WOOD	$145,165	$19,000

The following table sets forth the aggregate number of shares subject to outstanding stock awards held by each non-employee Director as of December 31, 2020:	Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2020
NANCY E. COOPER	–
DAVID C. EVERITT	–
MANUEL A. FERNANDEZ	–
LAUREN P. FLAHERTY	–
JOSEPH W. MCCLANATHAN	–
DAVID V. SINGER	–
JANE L. WARNER	–
J. STEVEN WHISLER	1,713
ROGER J. WOOD	–

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NARRATIVE TO DIRECTOR COMPENSATION TABLE

ANNUAL FEES AND DEFERRED STOCK AWARDS

Non-employee Directors receive an annual retainer of $225,000, with $95,000 payable in cash and $130,000 payable in Common Stock. The Board Chair receives an additional annual retainer of $150,000 paid in Brunswick stock.

Chairs of committees and members of certain committees receive additional annual retainers paid in Brunswick stock, as follows:

•	Audit and Finance Committee Chair: $20,000
•	Compensation Committee Chair: $15,000
•	Governance Committee Chair: $12,000
•	Audit and Finance Committee members: $10,000
•	Compensation Committee members: $7,500
•	Governance Committee members: $5,000

Members of the former Finance Committee will receive an interim cash retainer of $6,000 for Mr. Singer (as former Finance Committee Chair) and $2,500 for each of Messrs. McClanathan and Wood and Ms. Warner, payable in 2021, due to the consolidation of the Committee into the Audit and Finance Committee. For the portion of each Director’s total annual fee paid in Common Stock, the number of shares is determined by the closing price of Common Stock on the date of the award and is reported in the “Stock Awards” column of the Director Compensation Table.

The receipt of these shares may be deferred until a Director retires from the Board. Each Director may elect to have the cash portion of the annual fee paid as follows:

•	In cash or
•	In Common Stock, deferred until the Director leaves the Board, with a 20 percent premium.

For Directors who elect to receive the cash portion in deferred Common Stock, the number of shares to be received upon departure from the Board is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Common Stock on the date of the award.

SHARE OWNERSHIP REQUIREMENTS

As set forth in the Principles, within five years of appointment or initial election, a Director is required to own Common Stock and deferred stock units of the Company equal to five times the amount of the Director’s annual cash retainer. Once having met this threshold, if a Director falls below the threshold as a result of a decline in our stock price, the Director will have a two-year period within which to once again achieve the threshold. We calculate compliance with these guidelines annually, using the average Brunswick stock price for the prior calendar year. As of December 31, 2020, all Directors were in compliance with the share ownership requirements.

BRUNSWICK PRODUCT PROGRAM

Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors receive an annual allowance of up to $30,000 which may be applied to purchase Brunswick products and/or fund expenses incurred relating to the ownership of such products. Brunswick reports actual and imputed income associated with the program and does not reimburse Directors for the associated tax liability.

Directors may purchase additional Brunswick products at their own expense, at discounted rates.

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STOCK HELD BY DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL

SHAREHOLDERS

Each Director, each Executive Officer listed in the 2020 Summary Compensation Table, and all Directors and Executive Officers as a group owned the number of shares of Common Stock set forth in the following table as of March 10, 2021, with sole voting and investment power except as otherwise noted:

	Number
	of Shares	Percent
Director/Executive Officer	Beneficially	of Class
	Owned
NANCY E. COOPER	14,921	*
DAVID C. EVERITT	23,082	*
MANUEL A. FERNANDEZ(3)	–	*
REGINALD FILS-AIMÉ	183	*
LAUREN P. FLAHERTY	5,341	*
JOSEPH W. MCLANATHAN	11,662	*
DAVID V. SINGER	34,733	*
JANE L. WARNER	24,157	*
J. STEVEN WHISLER	69,838	*
ROGER J. WOOD	44,119	*
DAVID M. FOULKES(1)(2)	23,931	*
RYAN M. GWILLIM(1)(2)	4,598	*
BRETT A. DIBKEY(2)	–	*
CHRISTOPHER D. DREES(2)	8,172	*
BRENNA D. PREISSER(2)	19,423	*
WILLIAM L. METZGER(1)(2)(3)	29,616	*
ALL DIRECTORS & EXECUTIVE OFFICERS AS A GROUP(1)(2)	346,887	*

*	Indicates less than 1 percent ownership of outstanding shares.
(1)	Includes an estimate of the number of shares held by the Savings Plan Trustee as of March 10, 2021 (Plan uses stock fund unit accounting and the number of shares that a participant is deemed to hold varies with the price of Brunswick stock): Mr. Foulkes 3,683 shares, Mr. Gwillim 2,741 shares, Mr. Metzger 1,179 shares, and all executive officers as a group 11,485 shares. Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. Foulkes 6,425. Mr. Foulkes will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with plan terms, none within 60 days of the Record Date.
(2)	Excludes non-vested Restricted Stock Units (RSUs) and Performance Shares awarded to Executive Officers, and excludes RSUs owned under the “Rule of 70 or Age 62” terms of awards but not distributable for three years from the grant date.
(3)	Mr. Metzger separated from the Company effective July 10, 2020. Mr. Fernandez retired from the Board effective October 31, 2020.

These shareholders known to us to beneficially own more than 5 percent of our outstanding Common Stock as of March 10, 2021 are:

	Number of
Name and Address of	Shares	Percent
Beneficial Owner	Beneficially	of Class
	Owned
THE VANGUARD GROUP, INC. 100 Vanguard Blvd., Malvern, PA 19355	7,345,936(1)	9.38%

BLACKROCK, INC. 55 East 52nd Street, New York, NY 10055	6,517,016(2)	8.3%

CANTILLON CAPITAL MANAGEMENT LLC 499 Park Avenue, 9th Floor, New York, NY 10022	4,515,616(3)	5.76%

(1)	This information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 10, 2021. Vanguard has sole voting power over 0 shares, shared voting power over 52,417 shares, sole dispositive power over 7,229,023 shares, and shared dispositive power over 116,913 shares as of December 31, 2020.
(2)	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 29, 2021. BlackRock has sole voting power over 6,227,339 shares and sole dispositive power over 6,517,016 shares as of December 31, 2020.
(3)	This information is based solely on a Schedule 13G filed by Cantillon Capital Management LLC, Cantillon Management L.P., Cantillon Inc. (collectively, “Cantillon Entities”) and William von Mueffling with the SEC on February 9, 2021. The Cantillon Entities and Mr. Mueffling have shared voting power over 3,177,504 shares and shared dispositive power over 4,085,616 shares, and Mr. Von Mueffling has sole voting power and dispositive power of 430,000 shares as of December 31, 2020.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, Executive Officers, and beneficial owners of more than 10 percent of Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s Directors and Executive Officers, the Company believes that all forms were filed in a timely manner with the exception of a late Form 3 reporting Mr. Fils-Aimé’s initial ownership upon becoming a Director.

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EXECUTIVE

COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically analyzes the total compensation for the Named Executive Officers (NEOs). The NEOs are:

DAVID M. FOULKES	RYAN M. GWILLIM	BRETT A. DIBKEY
Chief Executive Officer	Senior Vice President and	Vice President and President —
	Chief Financial Officer	Advanced Systems Group

CHRISTOPHER D. DREES	BRENNA D. PREISSER	WILLIAM L. METZGER
Vice President and President —	President — Business Acceleration	Former Senior Vice President and
Mercury Marine	and Chief People & Strategy Officer	Chief Financial Officer

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BUSINESS HIGHLIGHTS(1)

Our 2020 results represent the eleventh consecutive year of adjusted EPS growth, resulting from strong operating performance during a year of challenges associated with a global pandemic.

DELIVER REVENUE GROWTH

•	Increased net sales in 2020 by 6 percent compared to 2019:

-	The Propulsion segment delivered top-line growth, increasing market share, leveraging what we believe is the strongest product lineup in the industry and accelerating penetration in saltwater, repower, and international commercial markets
-	The Parts & Accessories (P&A) segment delivered strong top-line growth as a result of increased boating participation, which drove strong aftermarket sales, together with high demand for our full range of OEM systems and services, as boat production increased during the second-half of the year across the industry
-	The Boat segment contributed to our revenue growth over the second half of 2020 as U.S. marine retail demand continued to surge through year-end. The surge in retail demand resulted in historically-low pipeline inventory levels, with 40 percent fewer boats in dealer inventory at the end of 2020 versus the end of 2019. Freedom Boat Club also exceeded expectations during 2020 by adding over 40 new locations and almost 10,000 new memberships

GROW EARNINGS BEFORE INCOME TAX

•	Reported earnings before income taxes of $472.7 million in 2020 compared with earnings before income taxes of $110.7 million in 2019; adjusted earnings before income taxes were $511.2 million in 2020 versus $465.2 million in 2019
•	Gross margin percentage improved 60 basis points when compared with 2019 reflecting the impact of higher sales across all segments during the second half of the year as well as favorable changes in sales mix, partially offset by the impact of production suspensions and stay-at-home restrictions earlier in the year
•	Operating margin improved by 90 basis points when compared with 2019, primarily due to the factors affecting gross margin percentage discussed above. Operating margin, as adjusted, was up 40 basis points compared with 2019

GENERATE STRONG FREE CASH FLOW

•	Generated free cash flow(1) of $629.3 million in 2020 enabling us to execute our capital strategy as follows:

-	Deployed $182 million of capital in our businesses for product and capacity initiatives
-	Retired $155 million of long term debt
-	Completed approximately $118 million of share repurchases
-	Increased our dividend for the 8th consecutive year

•	Maintained investment grade credit rating through the COVID-related recession
•	Ended the year with $587.0 million of cash and marketable securities

(1) Please see the Appendix for a reconciliation of non-GAAP financial measures.

2020 SAY-ON-PAY EXECUTIVE COMPENSATION VOTE

At the 2020 Annual Meeting, shareholders overwhelmingly approved our “say on pay” proposal (shareholders cast 97.7 percent of votes for the proposal). We were pleased with this significant vote of confidence in our pay practices and did not make any direct changes to our compensation programs as a result of the vote. Nevertheless, we made changes to our compensation programs in 2020 to further reinforce our pay-for-performance philosophy and align management compensation with shareholder interests.

2020 KEY COMPENSATION DECISIONS

COMPENSATION RELATED COVID-19 RESPONSE

Despite the unprecedented economic impact associated with the COVID-19 pandemic, our compensation programs, design, and targets were largely unaffected. The two compensation actions related to the pandemic were the deferral of merit increases and deferred funding of our Retirement Profit Sharing contribution. Management decided to defer merit increases for the United States salaried employee population, including the NEOs, for four months. Base salary increases are generally effective in early April, however given the uncertain environment at the time, it was decided to delay merit increases until there was more clarity around the 2020 business landscape. Merit

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increases were effective at the end of July and were entered prospectively from this date. Management also decided to fund the Retirement Profit Sharing contribution under the 401(k) retirement plan in two equal sequenced payments – one in May and one in July. This contribution has been historically funded as one payment in late March/early April. However, given the impact of the pandemic on our operations at the time, the payout timing was adjusted to later in the year.

ANNUAL INCENTIVE PLAN

All currently active NEOs participated in the 2020 annual incentive plan called the Brunswick Performance Plan (BPP). The 2020 plan design for Corporate NEOs was consistent with the 2019 design. For Corporate NEOs (Messrs. Foulkes and Gwillim, and Ms. Preisser), a majority of the award was tied to overall Brunswick Earnings Per Share (EPS) with a link to Brunswick Free Cash Flow (FCF). For Division NEOs (Messrs. Dibkey and Drees) in 2020, a larger portion of their award was tied to overall EPS to reflect the importance of collaboration among our executive team and strengthen the link to shareholder interests. In addition, their plan design included a divisional EBIT component to reward division performance, and a portion of their award was tied to overall Brunswick FCF, similar to the Corporate NEOs. On an enterprise basis, actual performance in 2020 was above the performance targets set for the 2020 BPP, and we paid NEOs average awards under the plan at approximately 131 percent of target opportunity. For additional information on the annual incentive plan, see “Achievement of Targeted Results” on page 38.

LONG-TERM INCENTIVES

We grant performance-based equity in the form of Performance Shares to certain key senior executives, including each of the NEOs. Performance underlying the awards is measured based on Cash Flow Return on Investment (CFROI), Operating Margin and Brunswick’s total shareholder return performance relative to the total shareholder return (TSR) of an established peer group, as measured over a three-year performance period. We believe Performance Shares strengthen our pay-for-performance philosophy and align management’s long-term goals with our key strategic initiatives. Actual performance for the 2018 Performance Shares award exceeded the three-year targets, and awards paid under the plan were at 180.7 percent of target opportunity. For additional information, see page 40. In addition, the Company continues to provide Restricted Stock Units (RSUs) as part of equity compensation delivered to reinforce key retention initiatives and to align shareholder and NEO interests.

MANAGEMENT SUCCESSION ACTIVITIES

In January 2020, Brunswick hired Mr. Dibkey as Vice President and President – Advanced Systems Group. In consideration of this new hire offer, we provided Mr. Dibkey the following one-time compensation payments in addition to his annual compensation package: a sign-on RSU grant and cash bonus. His RSU grant represents the value of equity forfeited from his previous employer, and a portion of his cash sign-on bonus represents the foregone 2019 annual incentive payment from his previous employer. In addition, Brunswick agreed to a guaranteed bonus amount to be paid in February 2021 which would be offset by any 2020 BPP bonus award Mr. Dibkey earned. Mr. Dibkey’s earned BPP award exceeded this guaranteed amount. Future awards to Mr. Dibkey will coincide with the regular compensation award schedule, similar to the rest of the NEOs.

We promoted Mr. Gwillim to the role of Senior Vice President and Chief Financial Officer in June 2020. In consideration of this promotion, we increased Mr. Gwillim’s annual long-term incentive target, which was determined based on competitive practice for comparable roles and internal equity. As such, Mr. Gwillim received an additional equity grant in June 2020 to recognize his increased target which was determined based on proration of the new target for the balance of 2020.

Ms. Preisser’s responsibilities were expanded in September 2020 to include Strategy and Planning, Consumer Insights and the Communications and Public Affairs functions. These functions were in addition to Ms. Preisser’s existing responsibilities as President, Business Acceleration and Chief Human Resources Officer. A salary adjustment was provided in recognition of these additional responsibilities.

Mr. Metzger separated from the Company on July 10, 2020. See “Separation Arrangement with Mr. Metzger” on page 55 for further details.

OVERALL PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAMS

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. Specifically, we identified the following objectives to help realize this goal:

ALIGNMENT WITH SHAREHOLDERS’ INTERESTS Reward performance in a given year and achievements over a sustained period that are aligned with the interests of our shareholders.

REMAIN COMPETITIVE Attract, retain, and motivate the talent required to ensure our continued success.

MOTIVATE ACHIEVEMENT OF FINANCIAL AND STRATEGIC GOALS Ensure that compensation structure reinforces achievement of business objectives and execution of our overall strategy.

REWARD SUPERIOR PERFORMANCE Reinforce our pay-for-performance culture.

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COMPENSATION DESIGN PRINCIPLES

In support of our objectives, the framework of our executive compensation programs incorporates the following design principles.

FOCUS ON THE CREATION OF LONG-TERM SHAREHOLDER VALUE

Our senior executives are responsible for achieving long-term strategic goals. Accordingly, compensation is weighted more heavily toward rewarding long-term value creation for shareholders as an individual rises within the organization.

Our emphasis on long-term shareholder value creation is best illustrated in the following chart, which shows the portion of total targeted compensation that is attributable to long-term incentive compensation and the portion attributable to other key elements of our compensation programs. As shown in the chart, long-term incentive compensation accounts for the largest percentage of overall compensation when compared to base salary and annual incentives (bonus). In addition, as a result of the compensation structure, a majority of senior executive compensation is deemed performance-based, or “at risk,” with such amounts constituting approximately 86 percent of Mr. Foulkes’ total compensation and approximately 69 percent of total compensation for our other NEOs in 2020.

Below is a chart comparing the targeted compensation mix of the CEO and other NEOs, excluding Mr. Metzger:

WHAT WE DO

•	Base a high percentage of executive pay on performance through annual and long-term incentives
•	Require executives to achieve performance-based goals tied to shareholder return
•	Target median compensation levels and benchmark market data of our peer group when making executive compensation decisions
•	Apply strict share ownership requirements to officers and Directors
•	Require vested shares from our equity compensation programs to be held until share ownership requirements are met
•	Disclose metrics, weightings, and outcomes of annual and long-term incentives for executives
•	Evaluate and manage risk in our compensation programs
•	Use an independent compensation consultant
•	Have an established clawback policy
•	Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)
•	Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO

•	No excise tax gross-ups
•	No modified single-trigger or single- trigger CIC severance agreements (we only use double-trigger CIC severance provisions)
•	Expressly forbid option repricing not in accordance with plans already approved by shareholders
•	Expressly forbid exchanges of underwater options for cash in all of our active equity plans
•	No hedging of shares by our Directors or employees
•	No pledging of shares by our Directors or employees
•	No dividends or dividend equivalents on unearned Performance Shares

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PROVIDE INCENTIVES FOR ACHIEVEMENT OF OUR GOALS

We charge our senior executives with the responsibility to achieve our strategic, financial, and operational goals which we believe are key drivers to long-term shareholder value creation. As a result, we link executive compensation to business performance by establishing business metrics against which we measure performance, and which the Board has determined are important to our key stakeholders.

We establish variable compensation targets (individual BPP targets and long-term incentive targets) for NEOs and other employees with reference to market median for each separate compensation component and evaluate overall competitiveness of Total Direct Compensation (TDC) (base salary plus annual bonus opportunity plus long-term incentives) for each individual as compared to the market TDC.

We base annual incentive metrics on overall enterprise metrics for corporate participants and a combination of division and overall enterprise results for division participants. Long-term incentives are based on our consolidated results and TSR.

COMPETITIVE COMPENSATION

We recognize that, in order to attract and retain the level of talent essential to achieving our established objectives, we must maintain a competitive executive compensation program. Each year, the Compensation Committee’s independent compensation consultant, FW Cook, provides a detailed peer analysis regarding proposed CEO compensation levels and other plan design elements. We are the largest domestic publicly traded company in the recreational marine industry, with total revenues significantly higher than other publicly traded U.S. recreational boat manufacturers, and as a result, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group include:

SIZE Companies with revenues that generally range from one-half to two times our total annual revenue.	BUSINESS FOCUS Publicly traded manufacturing companies.	CONSISTENCY The peer group should be relatively stable. Companies historically have been eliminated if they were acquired or if their revenue falls outside the referenced range.

2020 PEER GROUP
BorgWarner	LCI	Snap-on Tools

Crane	Meritor	Tenneco

Dana	Navistar	Thor

Incorporated	OshKosh	Timken

Flowserve	Polaris Inc.	Toro Company

Harley-Davidson	Regal-Beloit

FW Cook led an analysis to assess the appropriateness of the peer group during 2019, which resulted in changes to the peer group composition to better align with the Company’s transformation to a marine-focused enterprise. The result of these peer company changes took effect for 2020 compensation planning purposes. The next review of the peer group is scheduled for later this year.

For all NEOs other than the CEO, we assess the competitiveness of executive compensation every two years using manufacturing industry survey data purchased from Aon Hewitt. Each position is benchmarked based on scope of responsibilities, revenue size of the applicable business unit, and level within the organizational hierarchy. We design our target pay mix and total compensation opportunities to approximate the median of the market. In 2019, we completed a competitive benchmark assessment which confirmed that, on average, our target total direct compensation (base salary, annual bonus, and long-term incentives) for senior management positions, including the NEOs, approximates the median of competitive practice. We are scheduled to complete the analysis again this year.

The chart below summarizes the CEO’s target total direct compensation as compared to the median of the market data for his role as well as the average NEO target total direct compensation compared to the average applicable market data job matches for each of their respective roles. This chart reinforces that we are generally aligned with our market median pay philosophy.

AVERAGE NEO TARGET DIRECT COMPENSATION

VS. MARKET MEDIAN

INTERNAL EQUITY

We establish compensation ranges for positions with similar characteristics and scope of responsibility, including NEO positions. Balancing competitiveness with internal equity helps support management development and movement of talent throughout our worldwide operations. Differences in actual compensation between employees in similar positions result from individual performance, future potential, and division financial results. This approach also helps promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities for our employees.

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REWARD CORPORATE, DIVISION, AND INDIVIDUAL PERFORMANCE

Recognizing company and individual performance in compensation helps reinforce the importance of working together and furthers our pay-for-performance philosophy. For 2020, we funded incentives for all participants based on the achievement of company performance goals and allocated incentives based on individual contributions. For those NEOs with division responsibility, a portion of their BPP incentive is tied to the financial performance of their divisions, but a majority is tied to overall enterprise results.

WHAT IS REWARDED?

We design NEO compensation to reward achievement of budgeted financial results, namely Earnings Per Share (EPS), Free Cash Flow (FCF), Earnings Before Interest and Taxes (EBIT) – for business unit participants only, Cash Flow Return on Investment (CFROI), Operating Margin, Brunswick total shareholder return (both absolute and on a relative basis), and individual performance.

ACHIEVEMENT OF TARGETED RESULTS

We established the 2020 BPP annual incentive formula to recognize and reward outstanding performance by both the overall Company and our divisions. Specifically, the BPP for the NEOs provides that funding is based on the achievement of enterprise EPS and FCF, and division-specific EBIT as shown in the following chart.

	Enterprise		Division
Corporate	75%	25%	n/a
Participants	EPS	FCF
Division	50%	25%	25%
Participants*	EPS	FCF	DIV EBIT

*	For the two division participants, the 25% division EBIT metric is allocated as follows: Mr. Dibkey: 25% P&A Segment and Mr. Drees: 12.5% Propulsion Segment and 12.5% P&A Segment

Each NEO also participates in the Performance Share plan, which rewards performance based on the achievement of both CFROI and Operating Margin over a three-year period, subject to a potential modifier at the end of the performance period based on Brunswick’s three-year TSR performance against the TSR of certain companies in the Global Industry Classification Standard (GICS) “Leisure Products” sub-industry.

The Compensation Committee believes that EPS, FCF and division EBIT are appropriate measures to use in our annual incentive plan. Earnings figures, specifically EPS, are widely tracked and reported by analysts and used as a measure to evaluate our performance. FCF is a metric that is important to shareholders and key to business operations and capital strategy. Division EBIT is important for Division NEOs as it provides a line of sight and accountability for business unit performance and contributes to overall earnings performance. Both CFROI and Operating Margin are appropriate within the long-term performance share plan to measure how effectively we manage our cash and business to create long-term sustainable performance for our shareholders.

Our grants of Performance Shares and RSUs inherently reward absolute TSR because the ultimate earned value of each share will depend on our TSR during the performance/vesting period. In addition, the number of Performance Shares actually earned will depend on our relative TSR performance against other leisure products companies. We use absolute and relative TSR metrics because they align the earned compensation amounts with our market performance and our shareholders’ experience.

INDIVIDUAL PERFORMANCE

Individual performance affects base salary increases, annual incentives, and equity grant decision-making. As part of the compensation planning process, managers have the ability to adjust all elements of compensation based on the individual’s attainment of annual goals and performance against critical competencies.

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The Compensation Committee and the Governance Committee of the Board of Directors jointly assess the CEO’s performance with input from all members of the Board of Directors. The CEO assesses performance of other NEOs with review by the Compensation Committee.

COMPENSATION ELEMENTS

We structure our compensation to reflect our business objectives and compensation philosophy. The particular elements that comprise our compensation programs for senior executives are summarized below along with an explanation of why we selected each compensation element, how the amount and formula is determined, and how decisions regarding that compensation element fit into our overall compensation objectives and programs.

BASE SALARY

Base salary is fixed compensation for our NEOs. It is designed to provide a minimum level of pay that reflects each executive’s position and scope of responsibility, leadership skills, and individual performance, as demonstrated over time. When establishing an executive’s base salary, we also target the median pay level within the market for positions with similar responsibilities and business size. A competitive base salary is critical to attracting and retaining the executives needed to lead the business.

We review salaries on an annual basis to ensure they are externally competitive, reflect individual performance, and are internally equitable in relation to other Brunswick executives. We make salary adjustments on a periodic basis in response to market practices and to provide merit increases. Additionally, the base salary component serves as the foundation of executives’ total pay, as incentives and benefits are generally computed as a function of base salary, which allows us to link performance and pay. As illustrated by the following chart, the average merit increase, excluding promotional or market adjustments, of NEO salary (excluding Mr. Metzger) from 2018 to 2020 was 2.7 percent.

	2018	2019	2020	Avg.
FOULKES	3.8%	0.0%	5.0%	2.9%
GWILLIM	3.0%	6.7%	0.0%	3.2%
DIBKEY	N/A	N/A	N/A	N/A
DREES	3.0%	0.0%	3.1%	2.0%
PREISSER	4.3%	0.0%	3.3%	2.5%

		Average Merit Increase: 2.7%

ANNUAL INCENTIVE PLAN

Our annual incentive plan, the BPP, is the primary compensation element used to reward accomplishments against established business goals within a given year.

We set the BPP target funding based on budgeted performance for the year, as approved by the Board of Directors. The BPP limits funding to no more than 200 percent of target funding, with the Compensation Committee approving enterprise and division plan metric amounts within a range from 0 percent to 200 percent based on its review of performance against pre-established targets. The threshold payout level for bonus awards is 25 percent of enterprise-wide performance achievement. Target funding is equal to salary paid in the year multiplied by the target BPP percentage for each participant. For 2020, the percentage of salary targets under the BPP for NEOs ranged from 65 percent to 125 percent.

We determine individual awards using: overall funding as approved by the Compensation Committee, the individual’s pro-rata portion of approved funding as adjusted for individual performance, and other factors deemed to be relevant. For 2020, the Compensation Committee approved NEO payouts ranging from 125 percent to 143 percent of target opportunity. The performance measures required to support funding for all NEOs in 2020 were:

Performance Metric	Threshold	Target	Maximum

EPS – ENTERPRISE	$4.20	$5.00– $5.20	$6.00

FCF – ENTERPRISE	$160M	$300M– $325M	$465M

PROPULSION EBIT	$212M	$248M– $250M	$285M

P&A EBIT	$253M	$286M– $289M	$322M

In 2020, our BPP incentive plan target employed a range of performance to reward target performance (“flat-spot” for 100% payout with linear curves outside the flat spots). We made this change in our target setting methodology to address market uncertainty while rewarding continued exceptional operating performance. These targets were set and approved in February 2020. The midpoint of the target ranges for the enterprise metrics of EPS and FCF are $5.10 and $313M, respectively, which is higher than prior year targets.

The BPP plays an important role in our overall compensation structure, as it signals “what is important” and “what is expected” for the year from the standpoint of corporate, division, and/or individual results. Additionally, the BPP serves to focus executives on achieving current objectives, which are deemed necessary to attain long-term goals, and it establishes appropriate performance and annual incentives by rewarding divisions and individuals within those units for actual performance.

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The BPP terms and conditions include a provision to provide a pro-rata payment for those who meet the Rule of 70 or Age 62 (rule defined under the “Rule of 70 or Age 62” section on page 48) and retire during the second half of the plan year, subject to Committee approval for NEOs. Providing a pro-rata bonus payment (distributed at the same time as active employee bonus awards) provides flexibility for the timing of retirements and enables the Company to effectively transition key successors.

The design of the 2021 BPP award is similar to that of 2020.

LONG-TERM INCENTIVES

We continually monitor the appropriateness of our long-term incentive plans, taking into consideration both competitive practice and what would drive the most appropriate behavior of the participants. To reinforce the use of performance-based compensation, certain senior executives, including the NEOs, have 50 percent of their target long- term incentive opportunity granted in Performance Shares and the balance in RSUs. The use of Performance Shares and RSUs in our long-term incentive mix is designed to align our incentive program with competitive pay practices, reinforce pay for performance, and encourage retention due to the three-year cliff vesting schedule for RSUs.

We base the size of long-term incentive awards for NEOs on a fixed dollar target that is established every two years when competitive benchmark compensation information is updated. The market median for long-term incentives for each NEO’s position determines a reference point for the dollar value of the total equity grant target and is consistent with targeting median pay for consistently solid Company and individual performance. We determined the actual share award amounts for each NEO using a Monte Carlo valuation for Performance Shares and the Company’s stock price on the date of the grant for RSUs.

One enhancement to the equity award terms and conditions for 2020 was to the Rule of 70 / Age 62 retirement vesting provision (as defined on page 48). The Age 62 provision now requires three years of consecutive service from the latest hire date, thereby mitigating a new hire who may meet the age 62 threshold from becoming immediately vested. This does not change the terms and conditions granted prior to 2020 and will be included in subsequent terms and conditions.

PERFORMANCE SHARES

In 2020, we granted all NEOs Performance Share awards. The 2020 Performance Shares are earned over a three-year performance period based on achievement of two financial metrics, with payout between 0 percent and 200 percent of the target opportunity. 75 percent of the award will be earned based on three-year annual average CFROI achievement, and 25 percent will be earned based on three-year annual average Operating Margin attainment. The level of performance required for target payout is based on three-year strategic plan targets. The Compensation Committee believes these targets are challenging yet reasonably attainable. The final payout at the end of the three-year period may be increased or decreased by an additional 20 percent based on Brunswick’s three-year TSR performance against the TSR of certain companies in the GICS “Leisure Products” sub-industry. Performance in the bottom quartile against the GICS comparator group reduces the Performance Share award payout by 20 percent, and performance in the top quartile increases the Performance Share award payout by 20 percent, with a maximum payout of 200 percent of target. Performance between the 25th and 75th percentile of the GICS comparator group results in no modification of the award payout.

The GICS comparator group for the 2020 Performance Share award consists of the following companies:

2020 PERFORMANCE SHARE AWARD COMPARATOR GROUP
Acushnet Holdings American Outdoor Brands BRP Callaway Golf Clarus Corporation Edison Nation Escalade	Genius Brands International Hasbro JAKKS Pacific Johnson Outdoors Malibu Boats Marine Products MasterCraft Boat Holdings	Mattel Nautilus Peloton Interactive Polaris Industries Sturm Ruger & Co Summer Infant Vista Outdoor YETI Holdings

Note: We determine the comparator group at the beginning of the award period and evaluate final performance at the end of the three-year period.

The design of the Performance Share award provides multiple benefits, including management focus on the success of key strategic initiatives and their impact on CFROI and Operating Margin metrics, as well as strengthening the alignment with long-term shareholder interests through use of the TSR modifier at the conclusion of the three-year performance period.

The design of the 2021 Performance Share award is similar to that of 2020.

COMPLETED 2018-2020 PERFORMANCE SHARE AWARD

NEOs earned the 2018 Performance Share award over a three year performance period which ended on December 31, 2020. The plan design of these awards is similar to that of the 2020 Performance Share award described above. The targets required to support funding for all NEOs for the 2018-2020 performance period were:

Performance Metric	Threshold	Target	Maximum
CFROI (75%)	19.8%	25.8%	31.8%
OPERATING MARGIN (25%)	6.4%	11.4%	16.4%

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We set targets based on forecast over the three-year plan period and reflect performance excluding Life Fitness (sold in 2019), which is consistent with the award terms and conditions. We set the CFROI target lower than the 2017 plan due to capital spending as a percentage of sales increasing over the plan period to support capacity and new product investments at our various businesses. We also acquired a business in late 2017, therefore the goodwill and intangible amortization for this acquisition lowered the forecasted CFROI.

Based on performance against these targets, the Compensation Committee approved an initial share determination of 180.7 percent of target opportunity. TSR performance against the established peer group for the performance period resulted in Company performance between the 25th and 75th percentile of the peer group. Therefore, this did not result in additional modification of +/- 20 percent of the award, and the final award payout was 180.7 percent.

RESTRICTED STOCK UNITS

In addition to Performance Shares, we currently grant RSUs to the NEOs. We believe that RSUs are an important component of our compensation structure because each award increases linkage to shareholder interests by rewarding stock price appreciation and tying wealth accumulation to performance. Additionally, RSUs help reinforce team performance, encourage senior executives to focus on long-term performance, and function as a retention incentive through the vesting period.

SHARE OWNERSHIP REQUIREMENTS

In order to ensure continual alignment with our shareholders, we maintain share ownership requirements for our officers. This share ownership policy calculates minimum required ownership levels as a multiple of each officer’s base salary.

The current NEO share ownership requirements for our actively serving NEOs are as follows:

TIER I
MANAGEMENT LEVEL: Chief Executive Officer
NEO: Foulkes
OWNERSHIP REQUIREMENT: 5.0 Times Base Salary

TIER II
MANAGEMENT LEVEL: Chief Financial Officer and Designated Executive Officers
NEO: Gwillim, Dibkey, Drees, Preisser
OWNERSHIP REQUIREMENT: 3.0 Times Base Salary

Officers who do not meet the ownership requirements must retain shares having a value equal to 50 percent of the after-tax profit from the Common Stock acquired under our equity plans (Retention Ratio). For purposes of calculating compliance with the requirements, “shares owned” include shares directly owned, shares owned by immediate family members residing in the same household, shares held in trust, share equivalents held in our tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Unexercised stock options and SARs and outstanding Performance Shares do not count as “shares owned.” For those officers approaching retirement, ownership requirements are reduced as follows: 80 percent of target for those age 63; 60 percent of target for those age 64; and 50 percent of target for those age 65 and older.

The Compensation Committee reviews compliance with these share ownership requirements on an annual basis effective as of December 31. Of the current NEOs, Mr. Foulkes and Ms. Preisser were in compliance with the stated requirements as of December 31. Messrs. Gwillim and Drees, who were both promoted within the last 24 months, and Mr. Dibkey, who was hired in 2020, are subject to the Retention Ratio until they achieve the required ownership level. Please see the Narrative to Director Compensation Table on page 31 for information regarding share ownership guidelines for Directors.

CLAWBACKS

The Compensation Committee can require the repayment of all or a portion of previous BPP awards as it deems appropriate in the event of certain misconduct, including misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with Brunswick, including each of the NEOs, the Compensation Committee has expanded the types of payments the Company can recover in the event of a violation of the restrictive covenants set forth in the Terms and Conditions of Employment to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

No Director, NEO, or other employee may engage in hedging or monetization transactions or similar arrangements with respect to Common Stock, including the purchase or sale of puts, calls, or options on Common Stock (other than options granted by Brunswick), or the use of any other derivative instruments to hedge or offset any decrease in the market value of the Common Stock. In addition, no Director, NEO, or other employee may pledge Common Stock as collateral.

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POST-EMPLOYMENT COMPENSATION

Post-employment compensation elements that are not currently offered to salaried employees in general are summarized below.

Plan/Participant(s)	Description
BRUNSWICK RESTORATION PLAN All NEOs

The Restoration Plan is a non-qualified plan that provides a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits.

The Restoration Plan ensures that employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits receive the full amount of their intended retirement benefits. If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match on these contributions above the IRS limit are credited to this plan. In addition, Brunswick’s retirement profit sharing contributions for eligible employees are automatically credited to their Restoration Plan accounts.

SUPPLEMENTAL PENSION PLAN Metzger

The Supplemental Pension Plan ensures that employees with covered compensation or pension benefits above Internal Revenue Service (IRS) qualified defined benefit plan limits receive the full amount of their intended pension benefits. Pursuant to the Supplemental Pension Plan, we pay, on a non-qualified basis, the difference between an employee’s earned defined benefit pension and the level of benefits that is permissible by IRS qualified limits. The Supplemental Pension Plan provides a retirement benefit that is consistent with those who are not affected by the IRS compensation and benefit limits and reflects an individual’s full career and covered pay earned.

Of the NEOs, only Mr. Metzger participates, or has a balance, in the Supplemental Pension Plan. Effective December 31, 2009, we froze the Supplemental Pension Plan and ceased all benefit accruals.

THE 2005 AUTOMATIC DEFERRED COMPENSATION PLAN Foulkes

The 2005 Automatic Deferred Compensation (ADC) Plan defers payment of certain compensation that would otherwise be non-tax-deductible to Brunswick by reason of Section 162(m) of the Internal Revenue Code until six months after employment ends. The 2005 Automatic Deferred Compensation Plan preserves our ability to take a tax deduction for senior executives’ compensation. Senior executives are required to defer receipt of non-deductible compensation in excess of $1.5 million in order to limit non-deductible compensation under Section 162(m) of the Internal Revenue Code. For amounts deferred in cash, financial returns on automatic deferrals are based on either: (i) an interest rate equal to the greater of the prime rate at J.P. Morgan Chase plus two percentage points, or Brunswick’s short-term borrowing rate; or (ii) securities selected by the participant. The two percentage point increment is used to recognize that the NEO defers the receipt of earned compensation until sometime in the future, typically upon retirement or other termination of employment. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid.

Due to the passage of the Tax Cuts and Jobs Act in December 2017, Section 162(m) was amended to eliminate the previously available exemptions from the tax deduction limit, including the exemptions for (1) qualified performance-based compensation and (2) compensation paid after the Executive’s termination of employment. As a result, the reasons for maintaining the ADC Plan no longer exist (other than for equity awards that were granted prior to November 2, 2017). For this reason, the plan was amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to such date. All grandfathered incentive awards are no longer outstanding and therefore, there will be no future deferrals into the ADC Plan.

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PERQUISITES AND OTHER BENEFITS

We extend certain benefits to NEOs that we do not offer to salaried employees in general. These programs help NEOs enhance their understanding of our products, protect their physical health, and maximize their productivity.

Perquisites/Benefits	Description
EXECUTIVE PRODUCT PROGRAM All NEOs	The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of our businesses and identify product and business development opportunities. The program provides a product allowance equal to $30,000 for all participants. We do not reimburse the participant for the tax liability associated with the program. The allowance may be applied toward the purchase of Brunswick products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, which is available to all Brunswick employees, as well as any freight costs, parts and accessories, service fees, and other expenses related to the ownership of the Brunswick products purchased.
EXECUTIVE PHYSICAL PROGRAM All NEOs	We provide a physical examination program to senior executives that is intended to protect the health of such executives and our investment in our leadership team. The Compensation Committee requires senior executives to have an annual physical examination and, as part of this program, they have immediate access to healthcare providers.
PERSONAL AIRCRAFT USE Foulkes	The CEO may use the Company aircraft for personal use on a limited basis. This benefit allows for the effective use of the CEO’s limited personal time. Other NEOs may occasionally use the Company aircraft for personal use with prior approval from the CEO. None of our other NEOs made personal use of the Company aircraft in 2020.
LIFE INSURANCE POLICY Metzger	Of the NEOs, only Mr. Metzger has a Split-Dollar Life Insurance replacement policy (Replacement Policy). The Replacement Policy provides an insured death benefit and allows for capital accumulation. The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers and, as a result of this loan prohibition, combined with changes in taxation of Split-Dollar Life Insurance, we restructured the Replacement Policy in 2004 such that the net present value cost to Brunswick did not increase. Although we continue to cover the costs of the Replacement Policy, Mr. Metzger is now responsible for the actual payment of the annual premium and keeping his policy current.

Pre-2003 loans on these policies were grandfathered under Sarbanes-Oxley and remain outstanding. The loans must be repaid to Brunswick at the scheduled rollout date or upon death (whichever occurs first) per the terms of the Split Dollar agreement. Executives with Split-Dollar Life Insurance replacements do not receive Company-provided basic life insurance coverage. Executives hired since 2003 receive basic life insurance coverage under the same terms as other salaried employees. These are grandfathered benefits not available to Executives who became Executive Officers since 2003.

TERMS AND CONDITIONS OF EMPLOYMENT

All NEOs are parties to agreements setting forth their terms and conditions of employment (Agreements). The Agreements memorialize the “at will” nature of the employment relationship, and describe each Executive’s duties, compensation, benefits, and perquisites. Additionally, the Agreements consolidate the restrictive covenants that exist during and after employment (e.g., non-competition, confidentiality, non-solicitation). Finally, the Agreements establish and limit the compensation and benefits to which an executive is entitled in the event of termination.

We believe that offering Agreements to our executives helps to ensure the retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of our long-term goals and strategy. Additionally, the Agreements reinforce and encourage the Executives’ continued attention and dedication to duties without the distraction arising from the possibility of a Change in Control. The Agreements do not provide excise tax gross-ups.

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DETERMINING EXECUTIVE COMPENSATION

Decisions with respect to specific BPP awards, equity awards, and base salary increases for the current year are normally made at the first Compensation Committee and Board meeting of each year. At this meeting, the Compensation Committee and the Board of Directors also make decisions with respect to the prior year’s performance and BPP funding. Base salary increases are generally effective as of the first full pay period in April.

The Compensation Committee reviews and approves equity grant terms and conditions and grant size for NEOs and other senior executives at its first meeting of the year, which is generally held following our public disclosure of our financial results for the prior year.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed this Compensation Discussion and Analysis with management.

Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of Brunswick Corporation that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2021 Annual Meeting.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

DAVID C.	NANCY E.	LAUREN P.	J. STEVEN
EVERITT (C)	COOPER	FLAHERTY	WHISLER

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2020 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our NEOs for the years ended December 31, 2020 and to the extent required by the SEC’s executive compensation disclosure rules, 2019, and 2018.

Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
DAVID M. FOULKES, Chief Executive Officer
2020	$1,021,154	–	$5,000,158	$1,596,000	–	$203,551	$7,820,863
2019	$997,981	–	$3,999,847	$676,000	–	$166,947	$5,840,775
2018	$447,885	–	$775,088	$385,000	–	$118,086	$1,726,059
RYAN M. GWILLIM(7), Senior Vice President and Chief Financial Officer
2020	$417,885	–	$570,723	$355,800	–	$63,505	$1,407,913
BRETT A. DIBKEY(7), Vice President and President — Advanced Systems Group
2020	$407,019	$304,554	$999,997	$162,200	–	$99,776	$1,973,546
CHRISTOPHER D. DREES(7), Vice President and President — Mercury Marine
2020	$491,346	–	$800,240	$528,400	–	$83,679	$1,903,665
2019	$425,423	–	$689,853	$200,000	–	$94,101	$1,409,377
BRENNA D. PREISSER(7), President — Business Acceleration and Chief People & Strategy Officer
2020	$442,231	–	$800,240	$414,600	–	$107,796	$1,764,867
WILLIAM L. METZGER(8), Former Senior Vice President and Chief Financial Officer
2020	$323,287	–	$1,000,291	–	$156,791	$866,666	$2,347,035
2019	$560,962	–	$1,000,083	$304,000	$85,240	$134,479	$2,084,764
2018	$544,615	–	$1,000,090	$485,500	$3,286	$146,077	$2,179,568

(1)	The amounts shown in this column constitute actual base salary paid. Salary for Mr. Metzger in 2020 includes $19,056 of accrued unused vacation paid in cash in connection with Mr. Metzger’s separation of employment on July 10, 2020.

Annual salaries as of December 31, 2020 were:

FOULKES	GWILLIM	DIBKEY	DREES	PREISSER
$1,050,000	$500,000	$415,000	$500,000	$485,000

(2)	The amounts in this column for Mr. Dibkey reflect two separate payments. The first payment ($104,554) was made in March 2020 and represents a portion of the 2019 annual incentive foregone from his previous employer. The second amount ($200,000) reflects the guaranteed minimum bonus amount that was agreed upon in his new hire offer letter to be offset by any 2020 BPP bonus award Mr. Dibkey earned. Mr. Dibkey’s earned amount under the BPP was $362,200, so the $200,000 guaranteed amount is reflected in the “Bonus” column, and the remaining BPP amount is reflected in the “Non-Equity Incentive Plan Compensation” column.
(3)	The amounts shown in this column constitute the aggregate grant date fair value of Restricted Stock Units and Performance Shares granted under the Brunswick Corporation 2014 Stock Incentive Plan during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718). For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The amounts reported with respect to Performance Shares are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value of the 2020 Performance Shares would be as follows: Mr. Foulkes $5,000,048; Mr. Gwillim $570,794; Mr. Dibkey $500,005; Mr. Drees $800,540; Ms. Preisser $800,540; and Mr. Metzger $1,000,010.
(4)	The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (BPP). Mr. Dibkey’s earned amount in this column is offset by the $200,000 included in the Bonus column (as described in footnote #2). Mr. Metzger did not receive a 2020 BPP payment because he separated from the company on July 10, 2020, before the end of the performance period.
(5)	The amounts shown in this column for Mr. Metzger are the actuarial value of benefits under Brunswick’s Supplemental Pension Plan on December 31, 2020. Such amounts compared to amounts as of December 31, 2019 are as follows:

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Name	Plan Name	Present Value Of Accumulated Benefit @ 12/31/2019	Present Value Of Accumulated Benefit @ 12/31/2020	Change In Pension Value
WILLIAM L. METZGER	Supplemental Pension Plan	$699,052	$821,060	$156,791

(6)	The amounts shown in the All Other Compensation column include the following for fiscal year 2020:

Name	Defined Contribution Plan (Qualified)(a)	Defined Contribution Plan (Non- Qualified)(a)	Product Program(b)	Life Insurance(c)	Personal Use of Company Aircraft(d)	Executive Physical(e)	Relocation(f)	Fringe Benefit Compensation(g)	Separation Benefits(h)	Total

FOULKES	$27,667	$128,065	$30,000	–	$10,637	$7,182	–	–	–	$203,551
GWILLIM	$28,200	$18,660	$10,500	–	–	$6,145	–	–	–	$63,505
DIBKEY	$10,442	$4,881	$30,000	–	–	$4,605	$42,738	$7,110	–	$99,776
DREES	$27,320	$46,459	$2,732	–	–	$7,168	–	–	–	$83,679
PREISSER	$28,286	$42,266	$29,999	–	–	$7,245	–	–	–	$107,796
METZGER	$28,200	$58,917	$30,000	$11,980	–	$7,238	–	–	$730,331	$866,666

(a)	Defined Plan Contributions (Qualified and Non-Qualified): Amounts contributed to the retirement contribution plan include Company match and a Retirement Profit Sharing Contribution of four percent and six percent, respectively, on qualified plan limit earnings.
(b)	Product Program: Represents the utilized allowance of the Executive Product Program. For further details, please see page 43.
(c)	Life Insurance: Reflects the annual payments to Mr. Metzger in connection with his grandfathered Split-Dollar Life Insurance replacement policy. For further details, please see page 43.
(d)	Personal Use of Company Aircraft: Mr. Foulkes utilized the Company aircraft for personal use on a limited basis. This incremental cost to the Company for use of the corporate aircraft is based on the variable operational costs of all flights, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits.
(e)	Executive Physical: Represents the amount paid by Brunswick for the physical examination program available to our senior executives. For further details, please see page 43.
(f)	Relocation: Upon hire to his new role, Mr. Dibkey initiated his home relocation from St. Joseph, Michigan to the Mettawa, Illinois area. His relocation was put on hold due to the COVID-19 pandemic. To date, the incremental cost to Brunswick of his relocation was $38,375. Mr. Dibkey also received tax gross-ups in the amount of $4,363 related to his relocation benefits.
(g)	Fringe Benefit Compensation: Part of the purchase price of a boat purchased under Brunswick’s product purchase program allowing employees to purchase boats at a discounted price, using the special wage exclusion rules in Internal Revenue Code section 132 to some or all of the purchase price discount.
(h)	Separation Benefits: The Company made severance payments ($720,058) and continued active employee rate premiums for medical, dental, vision, and prescription coverage ($10,273) for Mr. Metzger during 2020 pursuant to his Terms & Conditions of Employment (“Ts&Cs”) as a result of his separation from the Company. For additional information related to Mr. Metzger’s separation, see page 55.
(7)	Mr. Drees was not a NEO in 2018. Therefore, this table does not provide 2018 data for him. Messrs. Gwillim and Dibkey and Ms. Preisser were not NEOs in 2018 or 2019. Therefore, this table does not provide 2018 or 2019 data for them.
(8)	Mr. Metzger separated from the Company on July 10, 2020.

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2020 GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Options Awards(4)
DAVID M. FOULKES, Chief Executive Officer
–	$319,111	$1,276,443	$2,552,885	–	–	–	–	–
2/13/20	–	–	–	0	37,600	75,200	–	$2,500,024
2/13/20	–	–	–	–	–	–	38,630	$2,500,134
RYAN M. GWILLIM, Senior Vice President and Chief Financial Officer
–	$71,166	$284,663	$569,327	–	–	–	–	–
2/13/20	–	–	–	0	2,260	4,520	–	$150,267
2/13/20	–	–	–	–	–	–	2,320	$150,150
6/17/20	–	–	–	0	2,160	4,320	–	$135,130
6/17/20	–	–	–	–	–	–	2,220	$135,176
BRETT A. DIBKEY, Vice President and President – Advanced Systems Group
–	$66,141	$264,562	$529,125	–	–	–	–	–
1/6/20	–	–	–	–	–	–	8,600	$500,176
2/13/20	–	–	–	0	3,760	7,520	–	$250,002
2/13/20	–	–	–	–	–	–	3,860	$249,819
CHRISTOPHER D. DREES, Vice President and President – Mercury Marine
–	$92,127	$368,510	$737,019	–	–	–	–	–
2/13/20	–	–	–	0	6,020	12,040	–	$400,270
2/13/20	–	–	–	–	–	–	6,180	$399,970
BRENNA D. PREISSER, President – Business Acceleration and Chief People & Strategy Officer
–	$82,918	$331,673	$663,347	–	–	–	–	–
2/13/20	–	–	–	0	6,020	12,040	–	$400,270
2/13/20	–	–	–	–	–	–	6,180	$399,970
WILLIAM L. METZGER(5), Former Senior Vice President and Chief Financial Officer
–	$141,250	$565,000	$1,130,000	–	–	–	–	–
2/13/20	–	–	–	0	7,520	15,040	–	$500,005
2/13/20	–	–	–	–	–	–	7,730	$500,286

(1)	Consists of threshold, target, and maximum payouts under the 2020 BPP.
(2)	Consists of Performance Shares awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares vest and convert to a number of shares of Brunswick Common Stock at the end of the three-year performance period determined based on the final plan performance, generally subject to the NEO’s continued employment through the end of the performance period.
(3)	Consists of RSUs awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Awards fully vest on the third anniversary of the grant date, generally subject to the NEO’s continued employment through the vesting date.
(4)	The amounts shown in this column constitute the aggregate grant date fair value of equity awards granted under the Brunswick Corporation 2014 Stock Incentive Plan during 2020, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(5)	Mr. Metzger did not receive a 2020 BPP payment because he separated from the company on July 10, 2020. In addition, his granted equity awards were provided the Rule of 70 or Age 62 pro-rata share treatment upon separation of employment as described on page 48.

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EQUITY COMPENSATION PLAN INFORMATION AND AWARDS

Brunswick granted Performance Shares and RSUs to all NEOs in 2020 pursuant to the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares are generally granted annually and, if earned, typically vest 100 percent at the end of a three-year performance period. Brunswick generally grants RSUs annually and they typically vest 100 percent on the third anniversary of the grant date. The terms of the awards reflect the use of the “Rule of 70 or Age 62” (as described below), along with the inclusion of an additional provision that would pro-rate the grant in the event of termination before December 31 in the year the grant is awarded, provided the participant had met the appropriate retirement definition in the terms and conditions of the award. Providing for a “prorated” grant serves to keep the decision about retirement timing independent of the vesting schedule of equity-based compensation. Of the NEOs, Messrs. Foulkes, Metzger and Drees meet the Rule of 70 or Age 62 provision.

Please see the “Potential Payments Upon Termination or Change in Control” section on page 53 for a description of the treatment of equity awards following an involuntary termination of employment or a Change in Control.

AWARD TREATMENT UPON TERMINATION

The terms and conditions of SARs, RSUs, and Performance Shares generally provide for forfeiture of the award if an executive terminates employment before the end of the vesting period, except if: the executive meets the Rule of 70 or Age 62, which is defined as either: (i) the sum of the individual’s age plus years of service is equal to or greater than 70 or (ii) the individual is age 62 or above with at least three years of consecutive service from latest hire date (the tenure requirement is new for 2020 as discussed on page 40); or if the executive is involuntarily terminated (not due to Cause) and does not meet the Rule of 70 or Age 62. Details on award treatment is described below.

RULE OF 70 OR AGE 62

Once an executive meets the Rule of 70 or Age 62, if employment is terminated (other than for cause or due to death or permanent disability), the applicable awards are treated as follows:

•	Performance Shares: If termination occurs on or after December 31 of the year the grant is awarded, the grantee will receive the entire award at the end of the performance period, calculated as if the grantee had remained employed throughout the entire performance period and based on actual performance. If termination occurs before December 31 in the year the grant is awarded, the grantee will receive a pro-rata portion of the earned award at the end of the performance period based on actual performance.

•	RSUs: If termination occurs on or after December 31 of the year the grant is awarded, the entire award will be distributed three years from grant date. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the award will be distributed three years from grant date.

•	SARs: If termination occurs on or after December 31 of the year the grant is awarded, vesting continues on the normal vesting schedule. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the grant will vest pursuant to the normal vesting schedule.

INVOLUNTARY SEPARATION (not due to Cause)

We enhanced the equity award terms and conditions for 2019 to provide for pro-rata vesting of outstanding equity awards earned by individuals who were involuntarily terminated (not due to Cause) by the organization and do not meet the retirement provision of Rule of 70 or Age 62. The pro-rata vesting calculation is based on the earned amount of the award determined by the length of service from the date of grant to separation date over the length of the three-year performance period and would be released at the normal release date (at the same time as active employees). This applies to both RSUs and Performance Share awards, with the earned Performance Share award released based on actual plan performance. We believe this is a fair and consistent way to treat individuals who may be separated as a result of an organization restructuring and is aligned with broader competitive practice. This does not change the terms and conditions of past awards (prior to 2019) and is included in equity award terms and conditions going forward.

Please see the “2020 Grants of Plan-Based Awards” section of this Proxy Statement for a detailed description of awards granted to the NEOs during 2020.

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2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table provides information regarding each NEO’s outstanding equity awards as of December 31, 2020. The equity awards in this table consist of Restricted Stock Units and Performance Shares.

			Stock Awards(1)

Grant Date	Number of Shares or Units of Stock Held That Have Not Vested(2)	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
DAVID M. FOULKES, Chief Executive Officer
2/14/18	5,293	$403,513	–	–
5/21/18	1,452	$110,719	–	–
2/13/19	42,181	$3,215,904	60,435	$4,607,564
2/13/20	39,300	$2,996,246	37,600	$2,866,624
RYAN M. GWILLIM, Senior Vice President and Chief Financial Officer
2/14/18	1,279	$97,482	–	–
2/13/19	2,110	$160,874	3,015	$229,864
6/3/19	923	$70,361	1,335	$101,780
2/13/20	2,360	$179,945	2,260	$172,302
6/17/20	2,236	$170,484	2,160	$164,678
BRETT A. DIBKEY, Vice President and President — Advanced Systems Group
1/6/20	8,749	$667,039	–	–
2/13/20	3,927	$299,392	3,760	$286,662
CHRISTOPHER D. DREES, Vice President and President — Mercury Marine
2/14/18	1,415	$107,870	–	–
6/11/18	834	$63,547	–	–
2/13/19	3,693	$281,530	5,355	$408,265
4/4/19	3,390	$258,416	4,875	$371,670
2/13/20	6,287	$479,337	6,020	$458,965
BRENNA D. PREISSER, President — Business Acceleration and Chief People & Strategy Officer
2/14/18	4,852	$369,954	–	–
2/13/19	7,385	$563,059	10,575	$806,238
2/13/20	6,287	$479,337	6,020	$458,965
WILLIAM L. METZGER, Former Senior Vice President and Chief Financial Officer
2/14/18	8,825	$672,789	–	–
2/13/19	10,551	$804,370	15,105	$1,151,605
2/13/20	4,137	$315,370	3,956	$301,605
(1)	The market value of shares or units of stock that have not vested reflects a stock price of $76.24, the Company’s closing stock price on December 31, 2020.
(2)	RSU grants vest 100 percent on the third anniversary of the date of grant. Amounts include reinvested dividends.

(3)	2019 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on performance through December 31, 2020. Mr. Drees’ February 2019 Performance Share grant does not include the TSR modifier as he was not part of the population to have this plan feature at the time of grant. His April 2019 Performance Share grant includes the TSR modifier.

(4)	2020 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on target performance.

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2020 OPTION EXERCISES AND STOCK VESTED

	Option/SAR Awards		Stock Awards(1)(2)(3)(4)

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
DAVID M. FOULKES	2,000	$107,380	15,516	$1,296,758
RYAN M. GWILLIM	–	–	3,852	$305,090
BRETT A. DIBKEY	–	–	–	–
CHRISTOPHER D. DREES	–	–	5,260	$441,675
BRENNA D. PREISSER	–	–	11,666	$965,255
WILLIAM L. METZGER	20,300	$858,583	23,263	$1,888,700

(1)	Includes the following number of vested RSUs awarded on February 15, 2017, which vested on February 15, 2020, using a market price of $64.93 per share:

	FOULKES	GWILLIM	DIBKEY	DREES	PREISSER	METZGER
SHARES	4,295	1,720	–	1,376	3,607	8,591
VALUE	$278,901	$111,696	–	$89,357	$234,223	$557,803

(2)	Includes the following number of vested PSUs awarded on February 14, 2018 that had their performance period end on December 31, 2020. These shares were released on February 11, 2021, using a market price of $90.71:

	FOULKES	GWILLIM	DIBKEY	DREES	PREISSER	METZGER
SHARES	8,800	2,132	–	2,439	8,059	14,672
VALUE	$798,248	$193,394	–	$221,242	$731,032	$1,330,897

(3)	Includes the following number of vested PSUs awarded on May 21, 2018 that had their performance period end on December 31, 2020. These shares were released on February 11, 2021, using a market price of $90.71:

	FOULKES	GWILLIM	DIBKEY	DREES	PREISSER	METZGER
SHARES	2,421	–	–	–	–	–
VALUE	$219,609	–	–	–	–	–

(4)	Includes the following number of vested PSUs awarded on June 11, 2018 that had their performance period end on December 31, 2020. These shares were released on February 11, 2021, using a market price of $90.71:

	FOULKES	GWILLIM	DIBKEY	DREES	PREISSER	METZGER
SHARES	–	–	–	1,445	–	–
VALUE	–	–	–	$131,076	–	–

2020 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year(1)
WILLIAM L. METZGER	Supplemental Pension Plan	21.33	$821,060	$34,783

(1)	Represents an advance from the plan to cover FICA taxation ahead of benefit commencement on 2/1/2021.

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NARRATIVE TO PENSION BENEFITS TABLE

Supplemental Pension Plan: Effective December 31, 2009, the Company froze the Supplemental Pension Plan and ceased all benefit accruals. Participation thereafter in any supplemental pension plan has been through the Brunswick Restoration Plan, a defined contribution plan.

The Supplemental Pension Plan is described on page 42.

The formula for determining benefits under the Supplemental Pension Plan is the same formula used for the qualified pension plans, specifically a formula based upon age, years of participation in the plan up to 30 years, and the average of the three highest consecutive years’ earnings (salaries, annual BPP, and commissions, but excluding payouts under the Strategic Incentive Plan, which has been eliminated).

2020 NON-QUALIFIED DEFERRED COMPENSATION

RESTORATION PLAN

Name	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

DAVID M. FOULKES	$201,130	$128,065	$196,711	–	$1,520,296
RYAN M. GWILLIM	$11,194	$18,660	$11,259	–	$85,364
BRETT A. DIBKEY	$7,321	$4,881	$988	–	$13,190
CHRISTOPHER D. DREES	$153,337	$46,459	$218,815	–	$1,384,867
BRENNA D. PREISSER	$23,671	$42,266	$53,983	–	$387,788
WILLIAM L. METZGER	$16,162	$58,917	$17,390	–	$1,389,033

2005 AUTOMATIC DEFERRED COMPENSATION PLAN

Name	Executive Contributions in Last FY(4)	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)

DAVID M. FOULKES	$278,901	–	$89,780	–	$489,842
RYAN M. GWILLIM	–	–	–	–	–
BRETT A. DIBKEY	–	–	–	–	–
CHRISTOPHER D. DREES	–	–	–	–	–
BRENNA D. PREISSER	–	–	–	–	–
WILLIAM L. METZGER	–	–	–	–	–

(1)	100 percent of the amount for each NEO in this column represents deferrals of salary and BPP and is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2)	100 percent of the amount for each NEO in this column is reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)	The following amounts were previously reported as compensation to the NEOs in past Summary Compensation Tables. These amounts consist of Executive and Company Contributions and above-market interest as follows:

FOULKES	GWILLIM	DIBKEY	DREES	PREISSER	METZGER
$401,208	–	–	$143,713	–	$206,116

(4)	The amount for Mr. Foulkes in this column represents deferrals of RSUs granted on February 15, 2017 and vested on February 15, 2020.

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NARRATIVE TO NON-QUALIFIED DEFERRED COMPENSATION TABLES

The Non-Qualified Deferred Compensation tables show amounts deferred in 2020 under the Restoration Plan (non-qualified plan to provide for contributions in excess of IRS limits), and the 2005 Automatic Deferred Compensation Plan and includes previous deferrals.

Under the Restoration Plan, participants may defer up to 40 percent of their base salary and BPP awards. These deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the participant. The investment options and Company matching formula mirror those of the qualified 401(k) plan, which the participant manages in the same manner. Brunswick contributes to this plan according to the following formula:

•	One dollar for every dollar contributed by the employee, up to 3 percent of annual pay, and 50 cents for every dollar on the next 2 percent, plus an annual retirement profit sharing contribution of up to 9 percent based on Company performance. Distributions under the Restoration Plan will be made on the last business day of the month after the six-month anniversary from the participant’s date of termination.

Under the 2005 Automatic Deferred Compensation Plan, participants are required to defer certain compensation in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. For cash balances, deferred cash equivalent balances are credited with: (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus two percent, or Brunswick’s short-term borrowing rate; or (ii) returns on securities selected by the executive. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid. Distributions of deferrals are made as soon as administratively practicable after the six-month anniversary of the participant’s date of termination.

As discussed on page 42, this plan has been amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to November 2, 2017. All grandfathered incentive awards are no longer outstanding and therefore, there will be no future deferrals into the ADC Plan.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Brunswick has entered into severance and Change in Control agreements which are incorporated in the Terms and Conditions of Employment (Agreements) with each currently serving NEO.

Below is a discussion of the benefits that our NEOs who were actively employed with the Company on December 31, 2020 would have received upon a Change in Control or termination of employment under various circumstances on such date.

TERMS AND CONDITIONS OF EMPLOYMENT

Each Agreement confirms that employment is at will and outlines each NEO’s roles and responsibilities and compensation, benefits, and eligibility for certain perquisites provided in exchange for their services. The Agreements also contain provisions regarding termination of employment and reflect a “double-trigger” Change in Control severance and equity provision (effective upon termination of employment by the Company following a Change in Control of the Company) for all currently serving NEOs, including the CEO.

CHANGE IN CONTROL AND SEVERANCE

Each currently serving NEO is entitled to certain severance benefits in the event of a Change in Control (as defined below), if Brunswick terminates his or her employment for reasons other than for Cause (as defined below) or disability or if the executive terminates for Good Reason (as defined below):

•	Qualifying termination within 24 months following a Change in Control:

–	Severance payment of three times for Mr. Foulkes, and two times for the other NEOs the sum of: (i) annual salary; (ii) the larger of targeted annual award under BPP for the year of termination or the year in which the Change in Control occurs; and (iii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his or her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination

–	All equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms

–	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to the length of the severance period

•	Qualifying termination other than following a Change in Control:

–	Severance payment equal to two times for Mr. Foulkes and one-and-one-half times for the other NEOs the sum of: (i) annual salary; and (ii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his or her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. The CEO is guaranteed an annual BPP award equal to two times target for the year of termination, and any other NEO’s award under the BPP can be made at the CEO’s discretion

–	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to 24 months for the CEO and up to 18 months for other NEOs

–	All equity awards held by the executive vest according to the terms and conditions of the underlying plans

In addition to the payments described above, in each scenario, the NEO would be entitled to receive any annual BPP award earned for the preceding year that had not yet been paid at the time of termination as well as outplacement services.

All executives at Brunswick who have an Agreement, including each NEO, are not entitled to indemnification or any “gross-up” of taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code). Instead, such executives will either be required to pay the excise tax or have their payments reduced if it would be more favorable to them on an after-tax basis.

Brunswick may terminate the Agreements upon six months’ notice, except that after a Change in Control, Brunswick may not terminate the Agreements until the second anniversary of the Change in Control.

The Agreements contain non-competition and non-solicitation restrictive covenants effective during the two-year period following termination of employment for the CEO, and for 18 months following termination for all other NEOs, and non-disclosure and non-disparagement restrictive covenants effective at all times. Upon termination following a Change in Control, the non-competition and non-solicitation restrictive covenants are not applicable. In the event of a violation of the restrictive covenants, we may recover any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date that the Company makes full recovery of such payments.

The terms of the Agreements require the NEOs to execute a general release. Severance benefits are not available for those individuals terminating due to retirement, death, long-term disability, or for Cause.

Termination for “Cause” means the NEO’s:

•	Conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, perjury, or moral turpitude

•	Intentional or grossly negligent disclosure of confidential or trade secret information of the Company or a related company to anyone not entitled to such information

•	Willful omission or dereliction of any statutory or common law duty of loyalty to the Company or a related company

•	Willful and material violation of the Company’s Code of Conduct or any other written Company policy

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•	Repeated failure to carry out the material components of the executive’s duties despite specific written notice to do so by the CEO (or in the case of the CEO, the Board) other than any such failure as a result of incapacity due to physical or mental illness

“Good Reason” means the Company taking any of the following actions or omissions without the NEO’s express written consent:

•	Material breach of provisions of the Agreement

•	Failure to provide benefits generally provided to similarly situated senior executives

•	Reduction in authority or responsibility

•	Reduction in compensation not applicable to similarly situated senior executives

•	Relocation beyond a reasonable commuting distance

•	Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms

The Good Reason provision protects executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

“Change in Control” means: (i) the acquisition of 25 percent or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board, excluding new directors who (a) are approved by a vote of at least 50 percent of the members of the incumbent Board and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60 percent of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25 percent of Brunswick’s voting stock and the Board is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick.

PAYMENT OBLIGATIONS UNDER TERMINATION SCENARIOS

The following tables show our estimated payment obligations resulting from involuntary termination, other than for death, disability, or cause, before and after a Change in Control, using December 31, 2020 as the hypothetical termination date.

ABSENT CHANGE IN CONTROL

Name	Severance(1)	Welfare Benefits(2)	Total	BPP(3)

DAVID M. FOULKES	$5,036,464	$56,854	$5,093,318	–
RYAN M. GWILLIM	$820,290	$56,242	$876,532	$375,000
BRETT A. DIBKEY	$645,485	$56,242	$701,727	$269,750
CHRISTOPHER D. DREES	$860,669	$56,242	$916,911	$375,000
BRENNA D. PREISSER	$833,328	$56,242	$889,570	$363,750

FOLLOWING CHANGE IN CONTROL

Name	Severance(4)	Welfare Benefits(2)	Long-Term Incentives(5)	Total

DAVID M. FOULKES	$7,554,696	$76,532	$6,429,837	$14,061,065
RYAN M. GWILLIM	$1,843,720	$69,156	$775,872	$2,688,748
BRETT A. DIBKEY	$1,095,741	$69,156	$525,155	$1,690,052
CHRISTOPHER D. DREES	$1,897,558	$69,156	$1,145,889	$3,112,603
BRENNA D. PREISSER	$1,838,604	$69,156	$1,536,260	$3,444,020

(1)	Amounts in this column represent severance payments equal to two times the sum of salary, BPP, and defined contribution plan contributions for Mr. Foulkes and one and one-half times the salary and defined contribution plan contributions for the other NEOs.
(2)	Amounts in this column represent the estimated present value of Company-provided outplacement services and continuation of benefits provided during the severance period, based on current COBRA rates.
(3)	Amounts in this column represent full payment of BPP. Per footnote 1, the severance column includes the BPP for Mr. Foulkes as it is guaranteed per his agreement. For NEOs other than Mr. Foulkes, payment of the BPP upon a termination preceding a Change in Control is at the discretion of the CEO.
(4)	Amounts in this column represent severance payments equal to three times for Mr. Foulkes and two times for the other NEOs, the sum of the NEO’s salary, BPP, and defined contribution plan contributions. Payments are reduced, where appropriate, in order to avoid excise taxes under Section 280G of the Internal Revenue Code so as to place the NEO in a “best after tax” situation.
(5)	Amounts in this column reflect the long-term incentive awards for which vesting would be accelerated following termination upon a Change in Control in accordance with the terms and conditions of the awards.

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SEPARATION ARRANGEMENT WITH MR. METZGER

On July 10, 2020, Mr. Metzger separated from the Company.

Mr. Metzger became entitled to the payments and benefits providing for an involuntary termination other than for Cause in his Terms and Conditions of Employment (cash severance of $1,560,125). Mr. Metzger also remains entitled to continuation of benefits for eighteen (18) months, with a total value of $33,622.

In addition, he is subject to non-competition and non-solicitation restrictive covenants for eighteen (18) months following the termination of employment. He is also subject to non-disclosure and non-disparagement restrictive covenants. See Potential Payments upon Termination or Change in Control for further information.

CEO PAY RATIO DISCLOSURE

For 2020, the ratio of the CEO’s total compensation, as reported in the “Total” column of the 2020 Summary Compensation Table ($7,820,863), to the median worker’s total compensation ($47,050) is 166:1. The ratio is a reasonable estimate, calculated in a manner consistent with applicable SEC rules.

2020 MEDIAN EMPLOYEE REVIEW

We evaluated our workforce as of October 1, 2020 and determined that there were no changes to our employee composition or compensation arrangements that would warrant a re-calculation of the median employee or would significantly affect our pay ratio calculation. We re-calculated the median employee last year due to the changes in our employee composition during 2019 (due to the Life Fitness sale, integration of Power Products, and organizational restructuring). Therefore, we are using the same median employee that was identified last year utilizing the methodology described below. We calculated the 2020 compensation details for the same median employee utilizing the methodology that is used for NEOs as set forth in the Summary Compensation Table to determine the pay ratio.

MEDIAN EMPLOYEE DETERMINATION

As indicated above, for the 2020 calculation, we are using the same median employee that we used for 2019. To determine the median employee in 2019, we completed the data gathering and analysis for our global employee population. We used a measurement date of October 1, 2019, and a total compensation definition consisting of actual base pay earnings, overtime earnings, and annual incentives paid to all employees from the beginning of 2019 through the measurement date. We annualized pay for those who started work or were on an unpaid leave of absence during 2019. We gathered data for our entire global workforce to identify the median employee, except for the 300 employees who were previously employed by Freedom Boat Club, which we acquired in May 2019.

BRUNSWICK TOTAL REWARDS PHILOSOPHY OVERVIEW

As part of Brunswick’s total rewards philosophy, we strive to attract and retain our workforce with market competitive compensation and benefits which will motivate performance and provide alignment with the Brunswick strategic goals for the organization. We work to be an employer of choice and provide a differentiated and fulfilling employment experience to each of our more than 14,000 talented employees located in 27 countries, of which 60% are hourly, manufacturing, and distribution employees. Part of that strategy is to provide a compensation package that is determined based on the individual’s role within the organization. We set pay levels based on the respective labor markets where our various employee segments operate to ensure that we can attract and retain the best talent for each role within the organization. We believe that our current talent and workforce compensation strategy meets the needs of the business, shareholders, and employees.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on?

Shareholders are being asked to approve the compensation of our NEOs on an advisory basis.

Voting Recommendation:	Your Board of Directors recommends a vote FOR the approval of compensation of our Named Executive Officers.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors seeks your advisory vote to approve our compensation programs for our Named Executive Officers (commonly referred to as a “say-on-pay vote”). We encourage shareholders to review the Compensation Discussion and Analysis on pages 33 to 55 of this Proxy Statement. We ask that you approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis and the accompanying tables contained in this Proxy Statement. Because this vote is advisory in nature, it will not be binding on the Board of Directors, the Compensation Committee, or the Company; however, the Board and the Compensation Committee will closely review the voting results and carefully consider the outcome of the vote when making future decisions regarding executive compensation.

Consistent with the direction of our shareholders at our 2017 annual meeting, the say-on-pay vote will continue to be held on an annual basis. At our 2020 annual meeting, we received overwhelming shareholder approval on the “say on pay” proposal (97.70 percent of votes were cast for the proposal). We were pleased with this significant vote of confidence in our pay practices and made no direct changes to our compensation programs as a result of this vote.

We have a long-standing tradition of delivering financial results for our shareholders and our customers and aligning pay with those results. We believe we are a market leader in the marine industry, with business locations in many countries. Our executive team continues to successfully execute its growth plan, generating strong free cash flow and demonstrating outstanding operating leverage.

We have designed our executive compensation programs to drive strong financial results and to attract, reward, and retain a highly experienced, successful senior management team to achieve our corporate objectives and increase shareholder value. We believe our programs are structured in the best manner possible to support our Company and our business objectives and we believe that they strike an appropriate balance between implementing responsible, measured pay practices and providing effective incentives designed to encourage our executives to perform at their best. This balance is illustrated by the following factors, which we urge you to consider:

•	A significant part of our executive compensation is structured as performance-based incentives. Our compensation programs are substantially linked to our key business objectives, so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

•	We have multiple-year award and payout cycles which serve as a retention tool and mitigate risk associated with short-term focus.

•	We respond to economic conditions appropriately, such as reducing and/or limiting bonuses of the NEOs in years when performance is not strong.

•	We monitor the executive compensation programs and pay levels of companies of similar size and industry to ensure that our compensation programs are comparable to, and competitive with, our peer group and general market practices.

•	The Board, the Compensation Committee, our Board Chair, Chief Executive Officer, and our Vice President and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession planning and executive development for our Chief Executive Officer and other key executives.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure in this Proxy Statement.”

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EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2020, regarding Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

	A	B	C

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS(1)	1,085,573(2)(3)	$23.41(4)	4,893,869(5)
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	–	–	–

(1)	Our shareholders have approved the 2014 Stock Incentive Plan.
(2)	Includes 21,649 shares of Common Stock subject to outstanding stock appreciation rights, 5,000 shares of Common Stock subject to deferred obligations to issue shares of Common Stock, 305,906 shares of Performance Share obligations to issue shares of Common Stock, and 753,018 shares of restricted stock obligations to issue shares of Common Stock.
(3)	Shares represented by Performance Share awards may be adjusted depending on performance.
(4)	The weighted average exercise price was calculated solely with respect to outstanding stock appreciation rights. Deferred and restricted stock obligations to issue shares of Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.
(5)	Reflects shares available under the 2014 Stock Incentive Plan.

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AUDIT-RELATED MATTERS

AUDIT AND FINANCE COMMITTEE

DAVID V.	REGINALD	JOSEPH W.	JANE L.	ROGER J.
SINGER (C)	FILS-AIMÉ	McCLANATHAN	WARNER	WOOD

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The following is the Audit and Finance Committee report with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2020.

OVERVIEW OF AUDIT AND FINANCE COMMITTEE FUNCTION

The Audit and Finance Committee is composed of independent directors, each of whom is financially literate as required by NYSE rules. Messrs. Fils-Aimé, McClanathan, Singer, and Wood are “audit committee financial experts” under SEC rules. Mr. Singer chairs the Committee. The Audit and Finance Committee oversees Brunswick’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

AUDIT AND FINANCE COMMITTEE CHARTER

The Committee operates pursuant to a written charter, a copy of which is available on Brunswick’s website, www.brunswick.com.

INDEPENDENCE OF AUDIT AND FINANCE COMMITTEE MEMBERS

The Board of Directors has determined that all members of the Audit and Finance Committee are independent, within the meaning of the New York Stock Exchange Listed Company Manual.

REVIEW WITH MANAGEMENT

The Audit and Finance Committee has reviewed and discussed Brunswick’s audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

The Audit and Finance Committee is responsible for the appointment, termination, compensation, and oversight of Brunswick’s independent auditors. Deloitte & Touche, LLP was Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2020 and has served in that capacity since 2014. The Audit and Finance Committee has discussed with Deloitte, which is responsible for expressing an opinion on the conformity of Brunswick’s audited financial statements with generally accepted accounting principles and on the effectiveness of Brunswick’s internal control over financial reporting, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

The Audit and Finance Committee has also received the written disclosures from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte its independence from Brunswick. The Audit and Finance Committee has also reviewed the non-audit services Deloitte provided and has considered whether the provision of those services was compatible with maintaining Deloitte’s independence.

CONCLUSION

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

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FEES INCURRED FOR DELOITTE SERVICES

Brunswick incurred the following fees for services rendered by Deloitte, our current independent registered public accounting firm, during the fiscal years ended December 31, 2019 and 2020:

	2019	2020
AUDIT FEES(1)	$4,409,467	$4,166,893
AUDIT-RELATED FEES(2)	$704,851	–
TAX FEES(3)	$1,187,974	$718,978

(1)	Audit Fees: Professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, accounting and financial reporting consultations, Fitness carve-out audits, and statutory audits.
(2)	Audit-Related Fees: Includes M&A support.
(3)	Tax Fees: Includes tax compliance and consulting services, and tax services related to the Fitness business separation.

APPROVAL OF SERVICES PROVIDED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee is responsible for pre-approving all audit and non-audit services that our independent registered public accounting firm performs; accordingly, the Committee pre-approved Deloitte’s services in 2019 and 2020. The Audit and Finance Committee has adopted a two-tiered approach for pre-approving fees. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit and Finance Committee must pre-approve either: (i) any proposed specified service that would result in total fees exceeding the budget; or (ii) any proposed service not specified in the budget.

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

What am I voting on?	Shareholders are being asked to approve the appointment of Deloitte as the independent registered accounting firm for Brunswick.

Voting Recommendation: Your Board of Directors and the Audit and Finance Committee recommend a vote FOR the approval and ratification of the appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.

The Audit and Finance Committee has appointed Deloitte as the independent registered public accounting firm for Brunswick and its subsidiaries for our fiscal year ending December 31, 2021. Although it is not required to seek shareholder approval of this appointment, the Board of Directors has determined that, in keeping with the principles of sound corporate governance, the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit and Finance Committee recommend that shareholders ratify the appointment of Deloitte as the independent registered accounting firm for Brunswick and its subsidiaries for the fiscal year ending December 31, 2021. If our shareholders do not ratify the appointment, the Audit and Finance Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.

Representatives of Deloitte will attend the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

2021 will be the eighth year that Deloitte is anticipated to serve as the independent registered public accounting firm for Brunswick and its subsidiaries.

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SUBMISSION OF PROPOSALS

In order to be considered for inclusion in Brunswick’s proxy materials for our 2022 Annual Meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois 60045 (fax: 847-735-4433; email: corporate.secretary@brunswick.com) by November 19, 2021.

Shareholders who intend to submit director nominees for inclusion in our proxy materials for the 2022 Annual Meeting must comply with the requirements of proxy access as set forth in our Amended By-Laws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to Brunswick between October 20, 2021 and November 19, 2021.

In addition, a shareholder may wish to have a proposal presented at the 2022 Annual Meeting (including director nominations), but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s Amended By-Laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders. Pursuant to the Amended By-Laws, a shareholder proposal or nomination intended to be brought before the 2022 Annual Meeting must be delivered to Brunswick’s Secretary between January 5, 2022 and February 4, 2022.

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented.

By order of the Board of Directors,

Christopher F. Dekker
Secretary
Mettawa, Illinois
March 19, 2021

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APPENDIX*

FREE CASH FLOW	Year Ended December 31, 2020	Year Ended December 31, 2019
NET CASH PROVIDED BY OPERATING ACTIVITIES	$800.0	$475.3
NET CASH PROVIDED BY (USED FOR):
Plus: Capital expenditures	(182.4)	(232.6)
Plus: Proceeds from the sale of property, plant and equipment	2.9	7.3
Plus: Effect of exchange rate changes	8.8	0.4
FREE CASH FLOW	$629.3	$250.4

NET SALES	Year Ended December 31, 2020	Year Ended December 31, 2019
NET SALES	$4,347.5	$4,108.4
SPORT YACHT & YACHTS	–	0.7
ADJUSTED NET SALES	$4,347.5	$4,109.1

GROSS MARGIN	Year Ended December 31, 2020	Year Ended December 31, 2019
GROSS MARGIN	$1,213.0	$1,121.0
SPORT YACHT & YACHTS	–	6.4
GROSS MARGIN, AS ADJUSTED	$1,213.0	$1,127.4

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OPERATING EARNINGS	Year Ended December 31, 2020	Year Ended December 31, 2019
GAAP OPERATING EARNINGS	$539.3	$471.0
RESTRUCTURING, EXIT, IMPAIRMENT CHARGES	4.1	18.8
PURCHASE ACCOUNTING AMORTIZATION	30.1	29.5
SPORT YACHT & YACHTS	–	7.8
ACQUISITION AND IT-RELATED COSTS	5.4	4.8
OPERATING EARNINGS, AS ADJUSTED	$578.9	$531.9

EARNINGS BEFORE INCOME TAXES	Year Ended December 31, 2020	Year Ended December 31, 2019
EARNINGS BEFORE INCOME TAXES	$472.7	$110.7
RESTRUCTURING, EXIT, IMPAIRMENT CHARGES	4.1	18.8
PENSION SETTLEMENT (BENEFIT) CHARGES	(1.1)	292.8
PURCHASE ACCOUNTING AMORTIZATION	30.1	29.5
SPORT YACHT & YACHTS	–	7.8
ACQUISITION AND IT-RELATED COSTS	5.4	4.8
TRANSACTION FINANCING CHARGES	–	0.8
PRE-TAX EARNINGS	$511.2	$465.2

*All figures are in millions and reflect continuing operations only.

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INNOVATION + INSPIRATION
ON THE WATER

Brunswick Corporation is a publicly held company listed on the New York and Chicago stock exchanges, with sales over $4.3 billion in 2020. While we are family to more than 14,000 employees around the world, four divisions in more than 27 countries create a truly global environment. Our headquarters is located in the Chicago suburb of Mettawa, Illinois.

Since Brunswick was founded in 1845, the Company has grown to become a world leader in: marine propulsion, boats, and parts and accessories. We've been successful in the market for so long because we maintain a focus on driving innovation, while leveraging best practices and veteran industry knowledge.

READ OUR SUSTAINABILITY REPORT
brunswick.com/corporate-responsibility/sustainability

READ OUR ANNUAL REPORT
brunswick.com/investors/financial-information/annual-reports

VISIT OUR INVESTOR RELATIONS WEBSITE
brunswick.com/investors

FSC
www.fsc.org
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Paper from responsible sources
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BRUNSWICK

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Tuesday, May 4, 2021 for shares held directly and until 11:59 P.M. Eastern Time on April 30, 2021 for the Trustee to vote the employee plan shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Tuesday, May 4, 2021 for shares held directly and until 11:59 P.M. Eastern Time on April 30, 2021 for the Trustee to vote the employee plan shares. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive by May 4, 2021.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
You can consent to receive all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37976-P47433 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRUNSWICK CORPORATION

The Board of Directors recommends you vote FOR all of the following nominees:

1. The Election to Brunswick's Board of Directors of the ten nominees named in the Proxy Statement.

		For	Against	Abstain
1a.	Nancy E. Cooper	☐	☐	☐
1b.	David C. Everitt	☐	☐	☐
1c.	Reginald Fils-Aimé	☐	☐	☐
1d.	Lauren P. Flaherty	☐	☐	☐
1e.	David M. Foulkes	☐	☐	☐
1f.	Joseph W. McClanathan	☐	☐	☐
1g.	David V. Singer	☐	☐	☐
1h.	Jane L. Warner	☐	☐	☐
1i.	J. Steven Whisler	☐	☐	☐
1j.	Roger J. Wood	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, on such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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BRUNSWICK

TWO ADDITIONAL WAYS TO VOTE BY PROXY

Vote by Internet	Vote by Telephone
It's fast, convenient and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically.	It's fast, convenient and your vote is immediately confirmed and registered.
Go to website **www.proxyvote.com**	Call toll-free on a touch-tone phone in the U.S. or Canada **1-800-690-6903**
Follow these three easy steps: • Read the accompanying Proxy Statement and Proxy Card. • Go to the website www.proxyvote.com. • Follow the simple instructions.	*Follow these three easy steps:* • Read the accompanying Proxy Statement and Proxy Card. • Call the toll-free phone number above. • Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D37977-P47433

The undersigned hereby appoints R.M. Gwillim, C.F. Dekker, and S.J. Kagay, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, and in their discretion upon any other business that may properly come before the meeting, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2021 or any adjournment or postponement thereof. **If this proxy card is properly executed but no voting instructions are given, the proxies will vote the shares in accordance with the recommendations of the Board of Directors.**

As applicable, this proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the Trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet, or telephone, in time to reach the Company's proxy tabulator, Broadridge, no later than 11:59 p.m. Eastern Time on Tuesday, May 4, 2021, for all registered shares to be voted and no later than 11:59 p.m. Eastern Time on Friday, April 30, 2021, for the Trustee to vote the plan shares. Individual proxy voting and voting instructions will be kept confidential.

Continued and to be signed on reverse side